UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Meritage Homes Corporation
(Name of Registrant as Specified In Its Charter)
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Dear Fellow Stockholders:

You are cordially invited to join us for our 2025 Annual Meeting of stockholders on May 22, 2025, at 8:00 a.m. Pacific Time. The meeting will be completely virtual and conducted via live audio webcast to enable our stockholders to participate from any location around the world that is convenient to them. You will be able to attend the meeting by first registering at https://web.viewproxy.com/meritage/2025 no later than May 21, 2025 at 11:59 p.m. Eastern Time. After registering, you will receive a meeting invitation and password by e-mail with your unique link to join the meeting. Stockholders will be able to listen, vote and submit questions during the virtual meeting. Holders of record of our common stock as of March 27, 2025 are entitled to notice of, and to vote at, the 2025 virtual Annual Meeting.

The Notice of Annual Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting. We may also report on matters of current interest to our stockholders at that meeting.

We are pleased to be furnishing these materials to our stockholders electronically. We believe this approach provides you with the information that you need in an expedited manner while reducing both the environmental impact and delivery costs of our Annual Meeting. If you would like us to send you printed copies of our proxy statement and accompanying materials, we will do so at no charge upon your request. For more information, please refer to the Important Notice Regarding the Availability of Proxy Materials that we previously mailed to you on or about April 11, 2025.

All stockholders are welcome to attend the virtual Annual Meeting; however, please vote your shares promptly and prior to the meeting to ensure they are represented at the meeting. You may submit your proxy by Internet or telephone, as described in the following materials, or, if you request printed copies of these materials, by completing and signing the proxy or voting instruction card enclosed therein and returning it in the envelope provided.

If your shares are held in the name of a broker, bank, trust or other nominee, you will be asked for proof of ownership of your shares in order to register to attend the virtual meeting.

We thank you for your support.
Sincerely,
Phillippe Lord
Chief Executive Officer

18655 North Claret Drive • Suite 400 • Scottsdale, Arizona • 85255 • Phone 480-515-8100
Listed on the New York Stock Exchange — MTH

PRELIMINARY PROXY STATEMENT
Subject to Completion
Dated March 27, 2025
Notice of Annual Meeting of Stockholders
Meeting Date: May 22, 2025
Time: 8:00 a.m. Pacific Time
Virtual location: See details below for registration
To Our Stockholders:
You are invited to attend the Meritage Homes Corporation 2025 Annual Meeting of Stockholders, to be held in a virtual-only format via live audio webcast, at which we will conduct the following business:
1Election of six Class II directors, each to hold office until our 2027 Annual Meeting, and one Class I director to hold office until our 2026 Annual Meeting,
2Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year,
3Advisory vote to approve compensation of our Named Executive Officers ("Say on Pay"),
4Vote to approve an amendment to the Company's Restated Articles of Incorporation to declassify the Board of Directors,
5Shareholder proposal to support transparency in political spending, and
6The conduct of any other business that may properly come before the meeting or any adjournment or postponement thereof.

These items and information regarding the admission policy and procedures for attending the virtual Annual Meeting are more fully described in the accompanying proxy statement. Only stockholders of record at the close of business on March 27, 2025 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND VIRTUALLY, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY IN ADVANCE OF THE ANNUAL MEETING BY ONE OF THE METHODS DESCRIBED IN THE PROXY MATERIALS FOR THE ANNUAL MEETING. YOU MAY VOTE YOUR SHARES AND SUBMIT A PROXY OR VOTING INSTRUCTION CARD BY USING THE INTERNET, REGULAR MAIL OR TELEPHONE AS DESCRIBED HEREIN OR ON YOUR PROXY OR VOTING INSTRUCTION CARD.

By Order of the Board of Directors

Malissia Clinton, Secretary
Scottsdale, Arizona
April [-], 2025
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 22, 2025:
THIS PROXY STATEMENT AND MERITAGE’S 2024 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT INVESTORS.MERITAGEHOMES.COM. ADDITIONALLY, AND IN ACCORDANCE WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") RULES, YOU MAY ACCESS THESE MATERIALS ON THE COOKIES-FREE WEBSITE INDICATED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS THAT YOU HAVE RECEIVED.

TABLE OF CONTENTS

MERITAGE HOMES | 2025 Proxy Statement 1

PROXY SUMMARY
MERITAGE HOMES CORPORATION
18655 NORTH CLARET DRIVE
SUITE 400
SCOTTSDALE, ARIZONA 85255
(480) 515-8100
www.meritagehomes.com
Proxy Summary
This summary highlights selected information contained elsewhere in this proxy statement and is not intended to contain all of the information that you should consider. Please read the entire proxy statement carefully before voting.

General Information
Proxy Statement Purpose
The Board of Directors (the "Board") of Meritage Homes Corporation (“Meritage Homes”, "Meritage", "we" or the “Company”) is furnishing this proxy statement to solicit your proxy for our 2025 Annual Meeting of Stockholders. This Proxy Statement contains information to help you decide how you want your shares to be voted. To understand the proposals fully, you should carefully read this entire proxy statement and the other proxy materials identified in the Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held Virtually on May 22, 2025 (the "Notice"). This proxy statement will be available on our website, and the Notice will be mailed to stockholders beginning on or about April 11, 2025.
Annual Meeting of Shareholders

May 22, 2025 8:00 a.m. Pacific Time	The meeting will be completely virtual and conducted via live audio webcast. You will be able to attend the meeting by first registering at https://web.viewproxy.com/meritage/2025 no later than May 21, 2025 at 11:59 p.m. Eastern Time.	Record Date: March 27, 2025
Who Can Vote
Stockholders who hold shares of our common stock at the close of business on March 27, 2025, the record date, will be entitled to one vote for each share held regarding each of the matters proposed in this proxy statement. Only holders of record of common stock at the close of business on the record date will be permitted to vote, either prior to the meeting or at the virtual meeting. On the record date, there were 71,830,262 shares of Meritage common stock outstanding. The common stock is our only outstanding class of voting securities.
Voting Information
You can vote electronically at the virtual Annual Meeting or submit a proxy prior to the meeting to have your shares represented without attending the virtual meeting. The shares represented by a properly executed proxy will be voted as you direct. To submit a proxy, you must follow the instructions provided in this proxy statement and in the Notice. You may vote via the Internet, regular mail or by calling the telephone number provided in the Notice, and you will be asked to enter your control number. If you request a printed copy of these materials, you may also vote by filling out and signing the proxy or voting instruction card enclosed therein and returning it by mail in the envelope provided. Please make your request for a copy as instructed in the Notice on or before May 14, 2025 to facilitate timely delivery.
If you submit a signed proxy but do not indicate any voting instructions, your shares will be voted FOR the election of the director nominees named in this proxy statement, FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2025, FOR the advisory vote to approve the compensation of our Named Executive Officers, FOR the vote to approve an amendment to the Company's Restated Articles of Incorporation to declassify the Board of Directors, and AGAINST the shareholder proposal to support transparency in political spending.
2 MERITAGE HOMES | 2025 Proxy Statement

PROXY SUMMARY

You can revoke your proxy any time before it is voted by written notice delivered to the Company’s Secretary by timely delivery of a later signed proxy (including via the Internet, regular mail, or telephone), or by voting electronically at the virtual meeting. Attendance at the virtual meeting alone is not sufficient to revoke your proxy. You must also vote your shares to revoke your proxy.
Holders of Record and Beneficial Owners
If your shares are registered directly in your name with our transfer agent, you are considered the “holder of record” of those shares.
If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice is being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder regarding how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.
As the holder of record or beneficial owner of shares, you are invited to attend the virtual Annual Meeting. Please note, however, that if you are a beneficial owner, you may not vote your shares electronically at the virtual meeting unless you obtain a “legal proxy” from the record holder that holds your shares. Instructions for requesting the “legal proxy” from the record holder will be provided to beneficial owners by the record holder.
Rules of the New York Stock Exchange (the “NYSE”) determine whether proposals presented at stockholder meetings are “routine” or “non-routine.” If a proposal is routine, a broker or other entity holding shares for a beneficial owner in street name may vote on the proposal if the beneficial owner does not provide voting instructions. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the beneficial owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide instructions. If you are a beneficial owner and do not give instructions to your record holder prior to the meeting, the record holder will be entitled to vote your shares in its discretion only on Proposal 2 (Ratification of Independent Registered Public Accounting Firm) and will not be able to vote your shares on Proposal 1 (Election of Directors), Proposal 3 (Advisory Vote to Approve Compensation of our Named Executive Officers), Proposal 4 (Vote to Approve an Amendment to the Company's Restated Articles of Incorporation to Declassify the Board of Directors), or Proposal 5 (Shareholder Proposal to Support Transparency in Political Spending), and your shares will be treated as a “broker non-vote” on those proposals.
Quorum
The presence virtually or by proxy of stockholders representing a majority of the votes entitled to be cast at the meeting is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes are counted as present for purposes of determining whether a quorum exists.

The Proposals

The following proposals will be considered at the Annual Meeting:
Proposal		Board Vote Recommendation	Page Number
1	Election of Directors	FOR Each Nominee	7
2	Ratification of Independent Registered Public Accounting Firm	FOR	8
3	Advisory Vote to Approve Compensation of our Named Executive Officers	FOR	9
4	Vote to Approve an Amendment to the Company's Restated Articles of Incorporation to Declassify the Board of Directors	FOR	11
5	Shareholder Proposal to Support Transparency in Political Spending	AGAINST	13

PROPOSAL 1
Election of Directors
Each Class II director nominee is up for election for a two-year term and was a director for all of 2024, with the exception of Erin Lantz who was appointed to the Board in October 2024. Additionally, Geisha Williams, who was appointed to the Board in January 2025 as a Class II director, is up for election as a Class I director for a one-year term. Biographical information for each
MERITAGE HOMES | 2025 Proxy Statement 3

PROXY SUMMARY
of our director nominees begins on page 20, and their key skills, expertise, and experience are summarized on page 18. Each director attended at least 75% of the aggregate of all meetings of the Board and of all Board committees on which they serve.

Name	Class	Age	Director Since	Independent	AC	CC	NGSC	AMC
Dennis V. Arriola	II	64	2023	Yes			✓
Peter L. Ax (1)	II	65	2000	Yes	C		✓
Joseph Keough	II	55	2019	Yes	✓			✓
Erin Lantz (2)	II	45	2024	Yes	✓
Phillippe Lord	II	51	2021	No
Michael R. Odell	II	61	2011	Yes		C
Geisha Williams (3)	I	63	2025	Yes				✓

(1) Mr. Bradford was appointed as Chair of the AMC effective February 20, 2025, replacing Mr. Ax.
(2) Ms. Lantz was appointed as a member of the Audit Committee effective November 21, 2024, replacing Ms. Henretta.
(3) Ms. Williams was appointed as a member of the AMC effective February 20, 2025.

C	=	Committee Chair	AC	Audit Committee	NGSC	Nominating, Governance and Sustainability Committee
✓	=	Member	CC	Executive Compensation Committee	AMC	Asset Management Committee

PROPOSAL 2
Ratification of Independent Registered Public Accounting Firm
Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year.

	Summary of Fees
	2024	2023
Audit fees	$1,373,650	$1,240,000
Audit-related fees	—	—
Tax fees	90,000	12,000
All other fees	—	—
Total fees	$1,463,650	$1,252,000

PROPOSAL 3
Advisory Vote to Approve Compensation of our Named Executive Officers
Stockholders will be given the opportunity to vote on an advisory resolution to approve the compensation of our Named Executive Officers (“NEOs”) (commonly referred to as “Say on Pay”).
Our executive compensation program is designed to drive and reward superior corporate performance, both annually and over the long-term. The Board believes the Company’s compensation policies and practices are effective in achieving the Company’s goals of paying for performance and aligning the NEOs' long-term interests with those of our stockholders.
Compensation elements for our NEOs include:

Type	Form	Terms
Cash	Base Salary	Competitively market-based.
Cash	Annual Incentive Compensation	Based on achievement of performance goals that align with the Company's annual objectives.
Cash	Discretionary Bonuses	Based on specific individual achievements beyond those of the performance goals included in the annual incentive compensation program, subject to approval by the Executive Compensation Committee. Our long-standing practice is to limit discretionary payments.
Equity	Long-term Incentive Awards	Equity awards include a mix of time-based awards and performance-based awards, both of which vest on the third anniversary of the date of grant. Performance-based awards are earned based on goals aligned with the Company's long-term strategy and which span over a combination of a three-year cumulative period or three one-year measurement periods.
Other	Limited Perquisites	Primarily consists of the reimbursement of certain life and disability (or equivalent) policies for the benefit of NEOs and their families and auto allowance for certain NEOs.

4 MERITAGE HOMES | 2025 Proxy Statement

PROXY SUMMARY

PROPOSAL 4
Vote to Approve an Amendment to the Company's Restated Articles of Incorporation to Declassify the Board of Directors
On August 28, 2024, the Board of Directors unanimously voted to adopt a resolution approving and recommending the stockholders to approve an amendment to our Restated Articles of Incorporation, as amended (the “Charter”), to provide for the declassification of the Board of Directors. The Board currently has two classes of Directors serving staggered terms. This amendment to declassify is structured as a phased-in approach beginning with the 2026 annual meeting.

PROPOSAL 5
Shareholder Proposal to Support Transparency in Political Spending

Shareholder proposal to support transparency in political spending.

MERITAGE HOMES | 2025 Proxy Statement 5

PROXY SUMMARY

Other Matters
The management and Board of the Company know of no other matters to be brought before the meeting. If other matters are properly presented to the stockholders for action during the meeting or any adjournments or postponements thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the shares of common stock represented by such proxy are entitled to vote. The entire cost of this solicitation of proxies will be borne by the Company, including expenses incurred in connection with preparing, assembling and mailing the Notice. The Company may reimburse brokers or persons holding stock in their names or in the names of their nominees for their expenses in sending the proxy materials to beneficial owners who request paper copies. Certain officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by mail, telephone, facsimile, electronically or personally.

Corporate Governance
Meritage operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities and setting high standards for ethical conduct. Our Board has established the following governance committees:

—	Audit Committee
—	Executive Compensation Committee ("Compensation Committee")
—	Nominating, Governance and Sustainability Committee ("NGS Committee")
—	Asset Management Committee ("AMC")
The charter of each of the committees listed above is available on our website, along with our Lead Director Charter, Code of Ethics, Corporate Governance Principles and Practices, Conflict of Interest and Related Party Transaction Policy, Securities Trading Policy, Clawback Policy, Human Rights Policy, Vendor Code of Conduct, Environmental Responsibility Policy, Responsible Marketing Policy, and Political Activities and Contributions Policy. These items are also available in print, free of charge, to any stockholder who requests them by calling us or by writing to us at our principal executive offices at the address listed previously in this proxy statement, Attention: Secretary.

6 MERITAGE HOMES | 2025 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS
Election of Directors
(Proposal No. 1)
Our Board currently has twelve members. The directors are divided into two classes serving staggered two-year terms. This year, our Class II directors are up for election. The Board, upon the recommendation of the NGS Committee, has nominated for re-election Dennis V. Arriola, Peter L. Ax, Joseph Keough, Phillippe Lord, and Michael R. Odell, all of whom are presently serving as Class II directors. Additionally, Erin Lantz, who was appointed to the Board in October 2024 is up for election as a Class II director, and Geisha Williams, who was initially appointed to the Board as a Class II director in January 2025, is up for election as a Class I director.
Biographical information for each of our director nominees is set forth beginning on page 20.
All nominees have consented to serve as directors. The Board of Directors has no reason to believe that any of the nominees will be unable to act as a director. However, should a nominee become unable to serve or should a vacancy on the Board occur before the Annual Meeting, the Board may either reduce its size or designate a substitute nominee. If a substitute nominee is named, you will be able to vote for the election of the substitute nominee designated by the Board at the Annual Meeting. In the vote on the election of the director nominees, stockholders may vote FOR, AGAINST, or ABSTAIN for each director.
Unless you elect to vote differently by so indicating on your signed proxy, your shares will be voted FOR the Board’s nominees. To be elected a director, a director nominee must receive the affirmative vote of the majority of the votes cast, meaning, that the number of votes cast "for" a director nominee must exceed the number of votes "against" that director nominee. Any nominee for director who is an incumbent director but who is not elected by a majority of the votes cast, and with respect to whom no successor has been elected, will promptly tender his or her offer to resign to the Board of Directors for its consideration. The NGS Committee will recommend to the Board of Directors whether to accept or reject the resignation offer, or whether other action should be taken. Broker non-votes and abstentions will not count as either votes for or against the nominee.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS.

MERITAGE HOMES | 2025 Proxy Statement 7

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ratification of Independent Registered Public Accounting Firm
(Proposal No. 2)
The Board seeks an indication from stockholders of their approval or disapproval of the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2025.
Deloitte & Touche LLP has served as our auditor since 2004 and no relationship exists between the Company and Deloitte & Touche LLP other than the usual relationship between independent auditors and clients.
An affirmative vote of the majority of the votes cast at the Annual Meeting, at which a quorum is present, is required to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditor for fiscal 2025. Abstentions will not be counted either for or against this proposal. Because this is a "routine" proposal, we do not anticipate any broker non-votes, but to the extent that there are any, broker non-votes will have no effect on the outcome of this proposal. If the appointment of Deloitte & Touche LLP as auditors for fiscal 2025 is not approved by stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other independent auditors for next year. However, because of the difficulty in making any substitution of auditors after the beginning of the current year, the appointment in 2025 will stand, unless the Audit Committee determines there is a reason for making a change. In addition, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our stockholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

8 MERITAGE HOMES | 2025 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Advisory Vote to Approve Compensation of our Named Executive Officers
(Proposal No. 3)
Stockholders will be given the opportunity to vote on the following advisory resolution (commonly referred to as "Say on Pay"):
RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed herein pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

Background on Proposal
In accordance with the Dodd-Frank Act and related SEC rules, including Section 14A of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), stockholders are being given the opportunity to vote at the Annual Meeting on this advisory resolution regarding the compensation of our NEOs.
At our 2023 Annual Meeting of Stockholders (the "2023 Meeting"), the Company's stockholders indicated, on an advisory vote basis, that they preferred that we hold advisory Say on Pay votes on an annual basis (a say on frequency vote is required to be held at least once every six years). This Proposal No. 3 represents this year’s advisory Say on Pay vote. The next stockholder advisory Say on Pay vote is expected to occur at the 2026 annual meeting.
At our 2024 Annual Meeting, the Company’s stockholders approved the compensation of our NEOs (on an advisory basis) by approximately 94% of total votes cast. We believe this high approval rating indicates that our stockholders were in agreement with the direction of our Compensation Committee of setting competitive compensation arrangements based on criterion believed to be both in line with the goals of our stockholders and at levels that are reasonable in relation to the Company’s performance and size.
For a comprehensive description of our executive compensation program, philosophy and objectives, including the specific elements of executive compensation that comprised the program in 2024, please refer to the Compensation Discussion and Analysis section of this proxy statement. The Summary Compensation Table and other executive compensation tables (and accompanying narrative disclosures) that follow it, beginning on page 46, provide additional information about the compensation that we paid to our NEOs in 2024. As described in the Compensation Discussion and Analysis, our executive compensation program is designed to drive and reward superior Company performance both annually and over the long term while simultaneously striving to be externally competitive.

The Compensation Committee continuously evaluates the compensation packages for our NEOs and adjusts them annually or as conditions warrant, including setting performance targets for both cash and equity awards, some of which have been forfeited in previous years where performance targets were not met. The Compensation Committee engages an independent external compensation consultant regarding the design of our executive compensation program. The Company has implemented prudent and responsible compensation policies in the stockholders’ interest, some of which include:
•A substantial portion of compensation is incentive-based and is "at-risk", as discussed beginning on page 36.
•Incentive-based compensation is balanced between short-term cash and long-term equity awards, as discussed beginning on page 36.
•A Clawback Policy that provides for the recovery of erroneously awarded incentive compensation from certain executive officers, including our NEOs, in the event of an accounting restatement, in accordance with applicable laws, regulations, the NYSE listing rules and other terms. The Clawback Policy is available on our website.
•NEOs must comply with stock ownership requirements, as discussed on page 37.
•Perquisites are limited to auto allowances for certain NEOs and reimbursement of certain life and disability or long-term care insurance premiums, and limited other benefits as discussed on page 41.

MERITAGE HOMES | 2025 Proxy Statement 9

PROPOSAL 3: ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

A summary of Meritage's year-over-year results for certain key metrics follows (dollars in thousands):

	2024	2023	Change
Home Closing Units	15,611	13,976	11.7%
Home Closing Revenue	$6,341,546	$6,056,784	4.7%
Home Order Units	14,606	13,193	10.7%
Home Order Value	$5,950,708	$5,675,892	4.8%
Orders Pace (1)	4.3	4.0	7.5%
Quarterly Backlog Conversion Rate (2)	177.1%	109.5%	n/m
Home Closing Gross Margin	24.9%	24.8%	10 bps
Commissions and other selling costs and general and administrative expenses (as a percentage of home closing revenue)	10.1%	10.2%	(10) bps
Earnings Before Income Taxes	$1,002,870	$949,430	5.6%
Diluted Earnings per Common Share (3)	$10.72	$9.96	7.6%
Book Value per Common Share (3)	$71.49	$63.31	12.9%
Dividends Declared and Paid per Common Share (3)	$1.50	$0.54	177.8%
Shares of Common Stock Repurchased	1,464,510	875,764	67.2%
Return On Assets (4)	13.2%	14.6%	(140) bps

(1) Calculated as number of net home orders per average active community per month.
(2) Calculated as quarterly home closing units divided by beginning backlog. Most recent quarter (fourth quarter) is provided for each period.
(3) Per share amounts have been retroactively adjusted to reflect the 2-for-1 stock split that was effective on January 2, 2025.
(4) Calculated as net earnings divided by the average of five trailing quarters total assets, less cash and cash equivalents.

The market for new homes was healthy in 2024 as the largest U.S. population cohorts of the millennial, Gen Z and baby boomer generations continue to need affordable, move-in ready homes. While demand was stable, volatile and elevated interest rates resulted in increased need for interest rate assistance for potential homebuyers to help with monthly mortgage affordability. Supply chain and labor market disruptions, shortages and other economic-related disruptions that impacted construction cycle times for the homebuilding industry during 2022 and 2023 stabilized in 2024. Throughout 2024, we further reduced our construction cycle time and reached normalized cycle times of approximately 120 calendar days by the end of the year. The increased capacity in supply chain has resulted in an overall decrease in our material costs over the past few years, and our higher volume allowed us to capture additional volume discounts from our national vendors. Land costs remained elevated in 2024 following several years of historically high land development activity and negatively impacted our margins. Our NEO's and management team have remained dedicated to our focus on providing affordable homes. Financing incentives were utilized more heavily in 2024 to assist our homebuyers with monthly mortgage affordability and we entered into new markets that we believe will expand our move-in ready, affordable home offering footprint. Midway through 2024, we introduced a strategic shift of selling homes later in the construction process in order to enable us to compete more effectively with the resale home market by shortening the delivery time from sale to close, aligning more closely with typical resale home closing timelines. We achieved record home closing units and home closing revenue in 2024, which delivered growth in book value per common share and diluted earnings per share. We also returned capital to our stockholders during 2024 by repurchasing 2.0% of the shares outstanding at the beginning of the year for $125.9 million and paying dividends totaling $108.6 million.

Effects of Advisory Vote
Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our NEOs and will not be binding on the Board of Directors or the Compensation Committee. However, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.
An affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum is present, is required to approve this advisory vote. Broker non-votes and abstentions have no effect on the result of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE RESOLUTION SET FORTH ABOVE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
10 MERITAGE HOMES | 2025 Proxy Statement

PROPOSAL 4: ADVISORY VOTE TO APPROVE AN AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS
Vote to Approve an Amendment to the Company's Restated Articles of Incorporation to Declassify the Board of Directors
(Proposal No. 4)

On August 28, 2024, the Board of Directors unanimously voted to adopt a resolution approving and recommending the stockholders to approve an amendment to our Restated Articles of Incorporation, as amended (the “Charter”), to provide for the declassification of the Board of Directors.

Background

Pursuant to the Company’s Charter and Amended and Restated Bylaws (the “Bylaws”), the Board is currently divided into two classes of directors serving staggered two-year terms (Classes I and II). The Company’s Bylaws authorize a Board of Directors consisting of not less than five or more than twelve directors. The Board of Directors currently comprises twelve directors and is divided into two classes, comprised of five Class I directors and seven Class II directors, of whom Steven J. Hilton, Dana C. Bradford, Deb Henretta, P. Kelly Mooney and Louis E. Caldera are Class I directors, and Phillippe Lord, Peter L. Ax, Michael R. Odell, Joseph Keough, Dennis V. Arriola, Erin Lantz and Geisha Williams are Class II directors. Each class is elected each bi-annually for a two-year term. Although she is currently a Class II director, Ms. Williams is up for election as a Class I director at this 2025 Annual Meeting in order to allow each class to consist of one-half of the directors.

The terms for the Class II directors are scheduled to expire at the 2027 annual meeting of stockholders. At this 2025 Annual Meeting, we are asking stockholders to approve and adopt a proposal to amend the Company’s Charter to declassify the Board of Directors. If approved, the declassification of the Board of Directors will be phased-in so that beginning with the 2026 annual meeting of stockholders, Class I directors will be up for election for one-year terms, and at the 2027 annual meeting of stockholders, all directors will be up for election for one-year terms.

Rationale for Declassifying the Board of Directors

As previously disclosed, the Board of Directors, through the NGS Committee, has completed the process of a Board refreshment initiative with the strategy and vision of transitioning longer tenured directors over an orderly period of time. The Board notes that over the past five years, it has added five new independent directors and two long tenured independent directors retired. The Board acknowledges and values feedback it has received from the Company’s investor community that annually elected boards increase accountability of directors to a company’s stockholders and that shifting from classified boards to the annual election of directors reflects governance best practices. As disclosed in the Company’s 2023 and 2024 proxy statements, the Board of Directors initially passed a resolution to sunset the classified board structure within five years from 2023. In light of the retirements resulting from the Board’s refreshment initiative, the Board resolved in August 2024 to accelerate the timeline and seek to gain approval to declassify the Board at the 2025 annual meeting of stockholders.

A shareholder proposal to elect directors annually was approved by a majority of the votes cast at the 2024 annual meeting of stockholders. The Board of Directors believe that the phased declassification provided for by the Declassification Amendment (as defined below) is consistent with the shareholder proposal which contemplated a phased-in declassification.

After careful deliberation by the NGS Committee and the Board of Directors, upon the recommendation of the NGS Committee, the Board of Directors has determined that it would be advisable and in the best interests of the Company, subject to stockholder approval, to declassify the Board of Directors pursuant to an amendment to our Charter (the “Declassification Amendment”).

Effect of Proposed Amendment

If the Declassification Amendment is approved and adopted by our stockholders at the Annual Meeting, the Charter will be amended and we will begin the transition to a declassified board structure beginning at the 2026 annual meeting of stockholders. In accordance with the Declassification Amendment, the transition would be phased in as follows:

•If each of Phillippe Lord, Peter L. Ax, Michael R. Odell, Joseph Keough, Dennis V. Arriola, and Erin Lantz is elected pursuant to Proposal No. 1 at the 2025 Annual Meeting, then each director will be elected for a two-year term expiring at our 2027 annual meeting of stockholders.
MERITAGE HOMES | 2025 Proxy Statement 11

PROPOSAL 4: PROPOSAL 4: ADVISORY VOTE TO APPROVE AN AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

•If Geisha Williams is elected pursuant to Proposal No. 1 at the 2025 Annual Meeting, then she will be elected for a one-year term expiring at our 2026 annual meeting of stockholders.
•Each of Steven J. Hilton, Dana C. Bradford, Deb Henretta, P. Kelly Mooney and Louis E. Caldera would continue to serve as a Class I director for a term expiring at our 2026 annual meeting of stockholders, unless or until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. At our 2026 annual meeting of stockholders, individuals serving as Class I directors who are nominated for re-election will be nominated by our Board of Directors to serve as a director for a one-year term expiring at our 2027 annual meeting of stockholders.
•Accordingly, at each annual meeting beginning with our 2027 annual meeting of stockholders, all directors will be elected to serve one-year terms.

In all cases, each director will serve their complete term unless or until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. Accordingly, if the Declassification Amendment is approved and adopted, then our Board of Directors will be completely declassified and all directors will be elected annually beginning with our 2027 annual meeting of stockholders. In addition, if the Declassification Amendment is approved and adopted, the Board of Directors will take prompt action to amend the Company’s Bylaws to make them consistent with the Charter as amended by the Declassification Amendment.

If the Declassification Amendment is not approved and adopted by our stockholders, the Company’s Charter will not be amended as set forth above and our Board of Directors will continue to be classified with directors serving staggered terms, including the Class II directors elected at the Annual Meeting.

Proposed Amendment to Declassify the Board of Directors

Declassifying the Board of Directors requires an amendment to our Charter. If this proposal is approved by the stockholders, Article VI of the Charter would be amended and restated in its entirety to read as follows:

ARTICLE VI
DIRECTORS

The number of directors of the Corporation shall be as set forth in the bylaws of the Corporation, but shall never be less than the minimum number permitted by the Maryland General Corporation Law now or hereinafter in force. At the 2026 annual meeting of stockholders, each of the successors to the directors whose terms expire at the 2026 annual meeting of stockholders shall be elected to serve until the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualify. Beginning with the 2027 annual meeting of stockholders, all directors shall be elected to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualify.

If approved by our stockholders, the Declassification Amendment will become effective upon the filing of articles of amendment with the State Department of Assessments and Taxation of Maryland, which will occur promptly following the 2025 Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS.

Vote Required

Proposal No. 4 requires the affirmative vote of a majority of the shares issued and outstanding as of the record date to approve this amendment to the Charter. Abstentions and broker non-votes will have the same effect as a vote cast against the proposal.

12 MERITAGE HOMES | 2025 Proxy Statement

PROPOSAL 5: SHAREHOLDER PROPOSAL TO SUPPORT TRANSPARENCY IN POLITICAL SPENDING
Shareholder Proposal to Support Transparency in Political Spending
(Proposal No. 5)
This proposal was submitted by John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, the beneficial owner of 50 shares for at least three years. The Board opposes this proposal for the reasons set forth following the proposal.

[Beginning of Shareholder Proposal]

Proposal 5 – Support Transparency in Political Spending

Resolved, shareholders request that the Company provide a report, updated semiannually, disclosing the Company's:

1.Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.
2.Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:
a.The identity of the recipient as well as the amount paid to each; and
b.The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company's website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.

Supporting Statement

Long-term Meritage Homes shareholders support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state, or local candidates.

A company's reputation, value, and bottom line can be adversely impacted by political spending. The risk is especially serious when giving to trade associations, Super PACs, 527 committees, and "social welfare" organizations - groups that routinely pass money to or spend on behalf of candidates and political causes that a company might not otherwise wish to support.

A recent poll of retail shareholders by Mason-Dixon Polling & Research found that 83% of respondents said they would have more confidence investing in corporations that have adopted reforms that provide for transparency and accountability in political spending.

This proposal asks Meritage Homes to disclose all of its electoral spending, including payments to trade associations and S0I(c)(4) social welfare organizations, which may be used for electoral purposes - and are otherwise undisclosed. This would bring our Company in line with a growing number of leading companies, including Celanese Corp., PPG Industries Inc., and International Paper Co., which present this information on their websites.

Without knowing the recipients of our company's political dollars Meritage Homes Directors and Meritage Homes shareholders cannot sufficiently assess whether our company's election-related spending aligns or conflicts with its policies on climate change and sustainability, or other areas of concern. Improved Meritage Homes political spending disclosure will protect the reputation of Meritage Homes and preserve shareholder value.

[End of Shareholder Proposal]

MERITAGE HOMES | 2025 Proxy Statement 13

PROPOSAL 5: SHAREHOLDER PROPOSAL TO SUPPORT TRANSPARENCY IN POLITICAL SPENDING

Board Statement in Opposition to Proposal 5

The Board of Directors has given careful consideration to this shareholder proposal and recommends a vote AGAINST the stockholder proposal for the reasons set forth below:

With respect to the first request in the stockholder’s proposal, the Company already has a Political Activities and Contributions Policy (the “Policy”) that is publicly available on our website. The Company strives to maintain high ethical standards in all of its endeavors, and its approach to political engagement is guided by this fundamental belief. As with its business activities, the Company is committed to complying with all laws and regulations applicable to its political participation activities.

We participate in certain industry trade organizations, primarily Leading Builders of America and various local organizations, for many important reasons, including business, technical, and industry standard-setting expertise. We do not join trade organizations for their political activity, nor do we control their political activity in any way. At times, these organizations may take political positions, and we may disagree with those positions. As such, additional burdensome disclosure regarding specific payments made to these organizations would not provide any meaningful additional information to stockholders and requiring the Company to disclose payments made to these organizations is potentially misleading because it is not necessarily indicative of our position on any particular issue, politically or otherwise. While we may not support each of the initiatives of every association in which we participate or align with every position of every association to which we belong, we believe it is important to participate in the discussions that these organizations have on industry-relevant topics so that important decisions that may affect our business, employees, customers, and stockholders are made with our input.

The Company’s political contributions and other activities are limited and immaterial in scope and follow a designated pre-approval process. We believe it is important to participate in the political process to further the best interests of our stockholders and create long-term stockholder value. While the politically related amount we spend annually is a very small portion of our total annual expenses, we nonetheless have a rigorous framework for our participation in political activity. Under the Policy, among other things, all state and local political contributions require prior approval of the Company’s Vice President of Environmental and Government Affairs. We have strong governance practices and accountability in corporate spending on political activities and maintain a level of transparency that we believe allows stockholders to have the information they need to make informed decisions. This proposal is unnecessary to achieve these objectives. In the current political climate, specific unilateral disclosure of political spending could hurt the Company. The requested additional disclosure could place the Company at a competitive disadvantage by revealing strategies and priorities designed to protect the economic future of the Company and its stockholders while other similar companies may not be subject to the same required disclosure. Any unilateral expanded disclosure could benefit the strategies and priorities of parties with interests adverse to the Company, while harming the interests of the Company and its stockholders. The Board of Directors believes that any reporting requirements that go beyond those required under existing law should be applicable to all participants in the political process, rather than to the Company alone (as the proponent requests).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" PROPOSAL 5.

Vote Required

An affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy is required to approve this shareholder proposal. Broker non-votes and abstentions have no effect on the result of the vote.

14 MERITAGE HOMES | 2025 Proxy Statement

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

Security Ownership of Management and Principal Stockholders
Management. The following table summarizes, as of March 27, 2025, the number and percentage of outstanding shares of our common stock beneficially owned by the following:
•each Meritage director and nominee for director;
•each NEO; and
•all Meritage directors and executive officers as a group.

Name Of Beneficial Owner (1)	Position With The Company	Number Of Shares Owned		Right To Acquire By May 26, 2025	Total Shares Beneficially Owned (2)	Percent Of Outstanding Shares (3)
Steven J. Hilton	Director, Executive Chairman	831,243	(4)	—	831,243	1.2%
Peter L. Ax	Director	34,558	(5)	—	34,558	*
Dana C. Bradford	Director	123,500		—	123,500	*
Michael R. Odell	Director	50,500		—	50,500	*
Deb Henretta	Director	49,234		—	49,234	*
Joseph Keough	Director	37,700		—	37,700	*
P. Kelly Mooney	Director	23,700		—	23,700	*
Louis E. Caldera	Director	10,200		—	10,200	*
Dennis V. Arriola	Director	7,200		—	7,200	*
Erin Lantz	Director	—		—	—	*
Geisha Williams	Director	—		—	—	*
Phillippe Lord	Director, Chief Executive Officer	228,270	(6)	—	228,270	*
Hilla Sferruzza	Executive Vice President and Chief Financial Officer	108,367	(5)	—	108,367	*
Clint Szubinski	Executive Vice President and Chief Operating Officer	47,784		—	47,784	*
Malissia Clinton	Executive Vice President, General Counsel and Secretary	—		—	—	*
Javier Feliciano	Executive Vice President and Chief People Officer	36,278	(5)	—	36,278	*
All current directors and executive officers as a group (16 persons)		1,588,534		—	1,588,534	2.2%
*Less than 1%.
(1)The address for our directors and executive officers is c/o Meritage Homes Corporation, 18655 North Claret Drive, Suite 400, Scottsdale, Arizona 85255.
(2)The amounts shown include the shares of common stock actually owned as of March 27, 2025, and the shares that the person or group had the right to acquire within 60 days of that date. The number of shares includes shares of common stock owned by other related individuals and entities over whose shares of common stock such person has custody, voting control or the power of disposition.
(3)Based on 71,830,262 shares outstanding as of March 27, 2025.
(4)751,243 shares are held by family trusts controlled by Mr. Hilton; and 80,000 shares are held by a charitable foundation controlled by Mr. Hilton. Mr. Hilton disclaims beneficial ownership of the shares held by the charitable foundation and 26,850 shares held by certain family trusts as he has no pecuniary interest in such shares.
(5)All shares are held by a living trust.
(6)65,520 shares are held by a family limited partnership controlled by Mr. Lord; 155,800 shares are held by a limited liability company controlled by Mr. Lord; and 6,950 shares are held by a charitable foundation controlled by Mr. Lord. Mr. Lord disclaims beneficial ownership of the shares held by the charitable foundation as he has no pecuniary interest in such shares.

MERITAGE HOMES | 2025 Proxy Statement 15

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

Certain Other Beneficial Owners. Based on filings made under the Exchange Act, as of March 27, 2025, the only known beneficial owners of more than 5% of Meritage common stock are shown in the following table:

		Shares Beneficially Owned
Name of Other Beneficial Owners	Address Of Beneficial Owner	Number	Percent
BlackRock, Inc. (1)	50 Hudson Yards, New York, NY 10001	12,226,834	17.0%
State Street Corporation (2)	One Congress St., Suite 1, Boston, MA 02114	3,673,318	5.1%
The Vanguard Group (3)	100 Vanguard Blvd., Malvern, PA 19355	8,245,246	11.5%
(1)Based solely on a Schedule 13G/A filed with the SEC on January 22, 2024, BlackRock, Inc. and certain affiliated entities have sole voting power with respect to 12,010,094 shares and sole dispositive power with respect to 12,226,834 shares. The Schedule 13G/A discloses that the interest of iShares Core S&P Small-Cap ETF and BlackRock Fund Advisors hold more than five percent of the outstanding stock of the Company. Share amounts reported on Schedule 13G/A have been adjusted for the Stock Split, as defined on page 30.
(2)Based solely on a Schedule 13G filed with the SEC on February 4, 2025, State Street Corporation has shared voting power with respect to 3,362,924 shares and shared dispositive power with respect to 3,673,318 shares. Share amounts reported on Schedule 13G have been adjusted for the Stock Split, as defined on page 30.
(3)Based solely on a Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group has shared voting power with respect to 64,206 shares, sole dispositive power with respect to 8,104,386 shares, and shared dispositive power with respect to 140,860 shares. Share amounts reported on Schedule 13G/A have been adjusted for the Stock Split, as defined on page 30.

For each of the reporting owners set forth above, the beneficially owned shares are held in various individual funds owned or managed by the reporting owners.

There are no stockholders with preferential voting or non-voting shares.

16 MERITAGE HOMES | 2025 Proxy Statement

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Corporate Governance and Board Matters

Role of the Board of Directors
The Board is elected by the stockholders to oversee the stockholders’ interests in the operation and overall success of our business. The Board serves as our ultimate decision-making body, except for those matters that require a vote of our stockholders. The Board selects and oversees the members of executive management who are charged by the Board with conducting our business. We have established, and operate in accordance with, a comprehensive plan of corporate governance that defines and sets ethical standards for the conduct of our directors, officers and employees. This plan provides an important framework within which the Board can pursue our strategic objectives and ensure long-term stockholder value.

Corporate Governance Principles and Practices
We have adopted Corporate Governance Principles and Practices that define the key elements of our corporate governance framework and philosophy, including:

•director qualifications,	•director access to officers and employees,
•independence criteria,	•our philosophy with respect to director compensation,
•director responsibilities,	•Board evaluation process,
•committee responsibilities and structure,	•confidentiality requirements,
•officer and director stock ownership requirements,	•director orientation and continuing education, and
•director resignation policy,	•our plans with respect to management succession.
•evaluations of Executive Chairman and CEO,
Our Corporate Governance Principles and Practices are available on our website at investors.meritagehomes.com. These principles are reviewed regularly by the NGS Committee and changes are made as the Board deems appropriate on recommendation of the NGS Committee.

Director Qualifications and Diversity
Our Board is comprised of a group of individuals whose previous experience, financial and business acumen, personal ethics and dedication and commitment to our Company allow the Board to complete its key task as the overseer and governing body of the Company. The specific experience and qualifications of each of our Board members are set forth below. The Board believes members should be comprised of persons with diverse backgrounds, skills, expertise, and experiences, including the following:
•management or board experience in a wide variety of enterprises and organizations,
•banking and capital markets,
•accounting and finance,
•legal, compliance and regulatory,
•real estate, including homebuilding and land development,
•technology, cybersecurity and artificial intelligence ("AI"),
•sales, marketing and branding,
•sustainability,
•human capital, and
•operations.

MERITAGE HOMES | 2025 Proxy Statement 17

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The below matrix illustrates the key skills, expertise, and experience of each director:

Capabilities	Steven J. Hilton	Phillippe Lord	Peter L. Ax	Dana C. Bradford	Michael R. Odell	Deb Henretta	Joseph Keough	P. Kelly Mooney	Louis E. Caldera	Dennis V. Arriola	Erin Lantz	Geisha Williams
Executive Management	X	X	X	X	X	X	X	X	X	X	X	X
Cyber/IT/Technology/AI			X			X					X
Sustainability						X		X	X	X
Financial	X		X	X	X	X	X		X	X	X
Home Building/Real Estate	X	X					X				X
Human Capital								X	X	X
Legal, Regulatory & Compliance			X						X	X	X	X
Manufacturing or Operations	X	X		X	X	X				X		X
Marketing & Sales	X		X	X	X	X		X			X	X
Private Board	X		X	X	X	X	X	X	X	X		X
Public Board	X		X	X	X	X	X	X	X	X	X	X
Our Bylaws require a customary majority voting standard for the election of directors. In addition, our Corporate Governance Principles and Practices require that any nominee for director who is an incumbent director but who is not elected by the vote required in the Bylaws, and with respect to whom no successor has been elected, promptly tender his or her offer to resign to the Board for its consideration. The NGS Committee of the Board will recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. In determining whether to recommend that the Board accept any resignation offer, the NGS Committee will be entitled to consider all factors believed relevant by the NGS Committee’s members. The Board will act on the NGS Committee’s recommendation within 90 days following certification of the election results and will announce its determination and rationale in a Form 8-K. In deciding whether to accept the resignation offer, the Board will consider the factors considered by the NGS Committee and any additional information and factors that the Board believes to be relevant. If the Board accepts a director’s resignation offer pursuant to its process, the NGS Committee will recommend to the Board and the Board will thereafter determine what action, if any, will be taken with respect to any vacancy created by a resignation. Any director who tenders his or her resignation pursuant to this policy will not participate in the proceedings of either the NGS Committee or the Board with respect to his or her own resignation.
In case of a Board vacancy or if the Board elects to increase its size, determinations regarding the eligibility of director candidates are made by the NGS Committee, which considers the candidate’s qualifications as to skills and experience in the context of the needs of the Board and our stockholders.
The following charts and biographies provide summary information about the tenure, demographics and experience of our directors as of March 27, 2025:

(a) Inclusive of both gender and ethnic composition.

18 MERITAGE HOMES | 2025 Proxy Statement

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The following table illustrates the voluntarily self-identified ethnic composition, as defined by NASDAQ, of our current Board and its Committees.

Ethnicity	Board of Directors	Audit Committee	Compensation Committee	NGS Committee	AMC
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latino	2		1	1
Native Hawaiian or Pacific Islander
White	9	4	3	3	2
Two or More Races or Ethnicities	1				1
Total Number of Members	12	4	4	4	3

MERITAGE HOMES | 2025 Proxy Statement 19

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Our Board is comprised of the following members:

Class I Directors
Steven J. Hilton, 63
Mr. Hilton is the Executive Chairman of Meritage Homes and has been a director since 1996. Mr. Hilton led Meritage Homes for 35 years as Chairman and CEO until his retirement as CEO effective January 1, 2021. In 1985, Mr. Hilton cofounded Arizona-based Monterey Homes, the predecessor company to Meritage Homes. Under Mr. Hilton’s leadership, Monterey became publicly traded in 1997.

Mr. Hilton received a Bachelor’s degree in Accounting from the University of Arizona. He serves as a board member for Translational Genomics Research Institute (TGEN) Foundation and the Boys & Girls Clubs of Greater Scottsdale Foundation. He also previously served as Chairman of the Board for Banner Health Foundation from 2021 to 2023, and as a board member for Western Alliance Bancorporation, (NYSE: WAL) from 2004 to 2022. Mr. Hilton brings extensive and intimate knowledge of the Company to the Board as its co-founder and through over 35 years of experience in leading the Company.

Dana C. Bradford, 60	Mr. Bradford has been a director since August 2009. In 2012, Mr. Bradford began acquiring consumer brands and currently serves as Chairman and CEO of C3 Brands, the parent company to a number of consumer brands. From 1995 to 2011, Mr. Bradford was with McCarthy Capital Corporation, a private equity firm, serving as President and Managing Partner from 2004 to 2011. Mr. Bradford formerly served as Chairman of the Board of Vornado Air, a Wichita-based consumer brands company, and formerly served as a director on the boards of McCarthy Groups, Ballantyne, NRG Media, Guild Mortgage, Southwest Value Partners, and Gold Circle Films.

Mr. Bradford earned a Bachelor's degree in Business Administration from the University of Arizona and an MBA from Creighton University. Mr. Bradford brings additional perspective to the Board relating to real estate and corporate finance matters.

Deb Henretta, 63	Ms. Henretta has been a director since March 2016. Ms. Henretta retired from Procter & Gamble, Co. ("P&G") in 2015. Throughout her 30 years at P&G, she held various senior positions throughout several sectors, serving as President of Global e-Business while concurrently serving as President/Senior Executive Officer of Global Beauty; President of Global Baby Care; and Vice President of Fabric Conditioners and Bleach. She has been a director at Corning Incorporated. (NYSE: GLW) since 2013, at Nisource Inc. (NYSE: NI) since 2015, and at American Eagle Outfitters (NYSE:AEO) since 2019. Ms. Henretta is a Partner at Council Advisors (formerly G100 Companies) where she assisted in establishing a Board Excellence Program for Corporate Board Directors that includes director education on board oversight and governance, including digital transformation and cybersecurity.

Ms. Henretta graduated summa cum laude from St. Bonaventure University with a Bachelor of Arts in Communication. She earned her Master of Arts in Advertising from Syracuse University Newhouse School of Public Communications and holds an honorary Doctorate of Humane Letters from St. Bonaventure University. Ms. Henretta brings additional perspective and expertise to the Board relating to product commercialization, digital technology, sustainability and inclusion.

P. Kelly Mooney, 61	Ms. Mooney has been a director since March 2020. Ms. Mooney is the Founder and CEO of Equipt Women, a public benefit corporation providing leadership development to top companies. She was previously a co-owner of Resource/Ammirati, a digital marketing and customer experience innovation firm, and held various positions of leadership including CEO from January 2011 to September 2017; President from June 2001 to January 2011; and Chief Experience Officer and Director of Intelligence from March 1995 to May 2001. During that tenure, she advised dozens of Fortune 500 executives on customer growth strategy and digital transformation to increase shareholder value. In 2016, Resource/Ammirati was sold to IBM to become part of IBM iX, one of the world’s largest digital consultancies. Ms. Mooney joined IBM iX in September 2017 and served as Chief Experience Officer until June 2018. She advises consumer and technology-focused entrepreneurs on leadership, strategy and innovation.

Ms. Mooney has also served as a board member of Sally Beauty Supply Holdings, Inc. (NYSE:SBH), an international specialty retailer and distributor of professional beauty supplies, and J.Jill Inc. (NYSE: JILL), an omnichannel women's apparel brand. She graduated with honors with a Bachelor of Science in Industrial Design from The Ohio State University. Ms. Mooney brings additional perspective on innovation, sustainability, belonging and inclusion.

Louis E. Caldera, 69
Mr. Caldera has been a director since December 2021. Mr. Caldera is a Senior Lecturer at Harvard Business School where he has taught in the MBA program since July 2023. He has been serving as a director of DallasNews Corporation (NASDAQ: DALN), formerly Belo Corp, since 2001, where he also chairs the compensation and management development committee, and has been serving as a director of Granite Construction Incorporated (NYSE: GVA) since 2021. Since March 2021, Mr. Caldera has served as a senior advisor to Belay Associates, LLC, a private equity firm, and its affiliate Everest Consolidator Acquisition Corporation. Mr. Caldera has held several leadership positions in education, including Distinguished Adjunct Professor of Law at American University Washington College of Law from September 2018 to June 2021, and Professor of Leadership and a Senior Fellow of the George Washington University Cisneros Hispanic Leadership Institute from 2016 to 2018. He has also served in government as Secretary of the Army in the Clinton Administration and as an Assistant to the President and Director of the White House Military Office in the Obama Administration. Mr. Caldera began his career as an army officer, corporate lawyer, and California state legislator. He is the co-founder and co-chair of the Presidents’ Alliance on Higher Education and Immigration, a nonprofit organization, and served on the board of the Latino Corporate Directors Association from 2021 to 2024.

Mr. Caldera holds an MBA from Harvard Business School, a Juris Doctor from Harvard Law School and a Bachelor of Science from the United States Military Academy. He has significant knowledge and experience in the leadership of large organizations, corporate governance including environmental, social and sustainability governance, and in legal, regulatory and policy matters.

20 MERITAGE HOMES | 2025 Proxy Statement

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Class II Directors
Peter L. Ax, 65	Mr. Ax has been a director since September 2000 and is the Company's lead independent director. Since 2001, he has owned and operated UpScript Health, the first company to receive regulatory approval to write prescriptions on the internet, allowing pharmaceutical manufacturers to sell medications direct-to-patient, a precursor to the telemedicine industry. He previously served as the Managing Partner of Phoenix Capital Management, an operationally focused venture capital firm, which became a subsidiary of Upscript Health in 2021. Mr. Ax was the Chairman and CEO of SpinCycle, Inc., a public reporting consolidator and developer of coin-operated laundromats. Prior to that, Mr. Ax served as head of the Private Equity Placement Division and Senior Vice President of Lehman Brothers in New York. Mr. Ax also served on the board of directors of iGo, Inc. (formerly, NASDAQ: IGOI) from 2007 to January 2022.

Mr. Ax holds an MBA from the Wharton School at the University of Pennsylvania, a Juris Doctorate from the University of Arizona, and a Bachelor of Science in Business Administration from the University of Arizona, and has been a Certified Public Accountant. Mr. Ax possesses extensive skills and experience relating to, among other things, capital markets and corporate finance.

Michael R. Odell, 61	Mr. Odell has been a director since December 2011. Since 2017, he has been President, CEO and Board Member of Marubeni Automotive Aftermarket Holdings ("Marubeni"), a holding company for investments in the automotive aftermarket, as well as CEO and Board Member of Marubeni subsidiaries, XL Parts and The Parts House, both automotive parts distributors. From 2017 - 2024, he also served as President of XL Parts and The Parts House. From 2015 through 2016, he served as President of Eastern Auto Parts Warehouse, an automotive parts distributor. From 2008 through 2014, he served as President, CEO and board member of The Pep Boys - Manny, Moe & Jack, then a NYSE-listed company. Mr. Odell joined Pep Boys in 2007 as Chief Operating Officer. Previously, he served as Executive Vice President and General Manager of Sears Retail & Specialty Stores, a $26 billion division of Sears Holdings Corporation.

Mr. Odell started his career as a CPA with Deloitte & Touche LLP. Mr. Odell holds an MBA from Northwestern University's Kellogg School of Management, and a Bachelor of Science in Accounting from the University of Denver's Daniels College of Business.  Mr. Odell has deep service, retail and distribution experience, with a broad background in strategic planning, leadership, sales, operations and finance.

Joseph Keough, 55	Mr. Keough has been a director since June 2019. He currently serves as Chairman and CEO of Wood Partners, one of the nation's largest multifamily real estate companies. Before joining Wood Partners, Mr. Keough was Chief Operating Officer of Fuqua Capital, the office for the Atlanta-based Fuqua family. Mr. Keough had also been a Senior Vice President in the office and multifamily division of Cousins Properties (NYSE: CUZ), as well as a Principal at The Boston Consulting Group. Mr. Keough is also on the board of directors of Interface, Inc. (NASDAQ: TILE).

Mr. Keough earned his MBA from Harvard Business School and received his Bachelor degree in Finance and Economics from Babson College. Mr. Keough brings over 20 years of strong business leadership, deep understanding of real estate and first-hand experience driving organizational transformation.

Dennis V. Arriola, 64
Mr. Arriola was appointed to the Board on June 14, 2023. He is currently an Operating Partner at Sandbrook Capital, a private equity firm focused on transforming energy infrastructure investments. Prior to joining Sandbrook Capital, he served as CEO and member of the Executive Committee of Avangrid, Inc. (NYSE: AGR) from July 2020 to May 2022, and was the Executive Vice President and Chief Sustainability Officer at Sempra Energy (NYSE: SRE) from January 2017 to June 2020. Mr. Arriola has been serving as a director of Commercial Metals Company (NYSE: CMC) since March 2024, and as a director and member of the Audit & Finance Committee and Human Resources & Compensation Committee of ConocoPhillips (NYSE: COP) since September 2022. In addition, Mr. Arriola has been a director of Automobile Club of Southern California, the Southern California affiliate of the American Automobile Association (AAA), since May 2020, where he has served as a member of the public affairs committee since May 2020, the finance and investment committee since May 2023, and served as a member of the audit committee from May 2020 to May 2023.

Mr. Arriola holds an MBA from Harvard Business School and a Bachelor of Arts in Economics from Stanford University. He has substantial knowledge and leadership experience in environmental, social and governance ("ESG"), operations and finance, and brings additional perspective to the Board in sustainability as well as regulatory, policy and legislative issues.

Phillippe Lord, 51	Mr. Lord became the CEO of Meritage Homes on January 1, 2021 and was appointed to the Board at that time. He previously served as Chief Operating Officer of Meritage Homes from 2015 to 2020. From 2012 to 2015, Mr. Lord was President of the West Region at Meritage Homes. Mr. Lord began his Meritage Homes career in 2008 by creating the Company’s strategic operations and market research department, which analyzes land acquisitions, product and pricing.

Prior to joining Meritage Homes, Mr. Lord held leadership positions with Acacia Capital, Centex Homes and Pinnacle West Capital. Mr. Lord received a Bachelor's degree in Economics and Business from Colorado State University and completed his master's coursework in Economics at the University of Arizona. As CEO of the Company, Mr. Lord is uniquely qualified to serve as a member on our Board.

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Class II Directors (continued)
Erin Lantz, 45	Ms. Lantz was appointed to the Board on October 14, 2024. Ms. Lantz is standing for election at the 2025 Annual Meeting. Ms. Lantz was initially recommended to serve as a director by a third-party search firm, which was followed by a collective determination by our Board to nominate her. Ms. Lantz has served as the Chief Revenue Officer of Ethos, a fintech company specializing in life insurance since April 2020. She previously served as Vice President and General Manager of Mortgages at Zillow Group, Inc., an online real estate database company, from July 2010 through October 2019.

Since January 2023, she has served on the board of Blend (NYSE: BLND), a cloud-based financial services software company, where she chairs the Compensation Committee and serves on the Audit Committee. She previously served on the board of TrueCar (NASDAQ: TRUE) a leading digital automotive marketplace, from November 2016 until May 2024, and on the board of directors of Washington Federal, Inc. (NASDAQ: WAFD) a bank holding company, from September 2016 until August 2018.

Ms. Lantz holds a B.A. in Political Science, Philosophy and Economics from the University of Pennsylvania and an M.B.A. from Harvard Business School. Ms. Lantz brings over 20 years of leadership experience and extensive knowledge in finance, banking, technology, sales and marketing, and regulatory, governmental and legal matters.

Geisha Williams, 63	Ms. Williams was appointed to the Board as a Class II director on January 6, 2025. Ms. William is standing for election as a Class I director at the 2025 Annual Meeting. Ms. Williams was initially recommended to serve as a director by a third-party search firm, which was followed by a collective determination by our Board to nominate her. Ms. Williams served as the President and Chief Executive Officer at PG&E Corporation, a public company focused on natural gas and electric energy, from 2017 to 2019. Ms. Williams currently serves as a director for Siemens Energy AG (XTRA: ENR), an energy technology company, where she is a member of the Supervisory Board and serves on the Sustainability and Finance and Nomination Committees. Ms. Williams previously served as a member of the Global Advisory Board for Salesforce (NYSE: CRM), a customer relationship management services company, from 2022 to 2024. Her private board experience currently includes Artera Services, an integrated infrastructure services provider for the natural gas and electric industries, as well as Osmose Utilities Services, an electric utilities and telecommunications grid asset management and infrastructure support services company, where she has been the Chairperson since 2021.

Ms. Williams holds an MBA from Nova Southeastern University and received a bachelor’s degree in Industrial Engineering from the University of Miami. She brings over three decades of operational leadership experience and a deep knowledge of energy and infrastructure.

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Director Independence
The NGS Committee evaluates and reports to the Board regarding the independence of each Board candidate. Consistent with the rules and regulations of the NYSE, at least a majority of the Board must be independent. No director will be deemed to be independent unless the Board affirmatively determines that the director has no material relationship with the Company, either directly or as an officer, stockholder, member, partner or trustee of an organization that has a relationship with the Company. The Board observes all criteria established by the NYSE and other governing laws and regulations. In its review of director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable, personal and other business relationships the director may have with the Company.
As a result of its review, the Board has determined that all of our current Board members are independent directors, with the exception of Messrs. Hilton and Lord. In making this determination, the Board evaluated whether any relationships exist between these individuals and Meritage and determined that no relationship exists between Meritage and any independent director. Messrs. Hilton and Lord are not considered independent because they are executive officers of the Company.
There are no familial relationships between members of the Board.
The Board has determined that all committees of the Board should be comprised entirely of independent directors and therefore Messrs. Hilton and Lord do not serve on any Board committees. The Board limits its independent members from serving on more than three other public company boards, limits the Executive Chairman to serving on two additional public company boards, and limits the CEO to serving on one additional public company board.

Board Leadership Structure
Steven J. Hilton, the Company's co-founder, serves as the Executive Chairman of the Board. We believe Mr. Hilton’s unique industry experience and continuing involvement in the strategic operations of the Company make him highly qualified to serve as Executive Chairman. Mr. Hilton co-founded Meritage Homes and is thus intimately familiar with its history, culture and operations. Mr. Hilton possesses in-depth knowledge and expertise in the homebuilding industry as a whole and Meritage Homes in particular and is the Company’s largest non-institutional stockholder. The Board has concluded that this puts Mr. Hilton in a unique position and makes it compelling for him to serve as Executive Chairman of the Board to effectively represent the stockholders’ interests.
Mr. Ax, our Audit Committee Chair, serves as the Board’s lead independent director. Mr. Ax has extensive knowledge of capital markets and corporate finance and has previously served as CEO of a publicly traded corporation. We believe that Mr. Ax’s role as our lead independent director serves as a counterbalance to and complements Mr. Hilton’s position as Executive Chairman and provides the appropriate level of independent director oversight. Additionally, our lead independent director collaborates with Mr. Hilton in establishing agendas for Board meetings, presides over all independent director meetings and can call special meetings of the independent directors as he deems necessary to address any matters the lead independent director feels should be addressed by the majority of our directors at any time. To more formalize the role, duties and qualifications of the lead independent director, the Board has adopted a Lead Independent Director Charter. This Charter is available on our website at investors.meritagehomes.com.

CEO and Management Succession; Board Composition and Refreshment
Under the charter of the NGS Committee, it is the role of the NGS Committee to review and recommend to the Board changes as needed to the Company’s Corporate Governance Principles and Practices, including items such as management succession, policies and principles for CEO selection and performance review, policies regarding succession in the event of an emergency or departure of the CEO, and Board tenure and refreshment. Our Corporate Governance Principles and Practices provide, among other things, that our Lead Director is to conduct an annual review of the performance of the CEO.
The Board is committed to good corporate governance and regularly solicits and receives feedback from investors, potential investors, and other participants in the investing community. As indicated above, the Board seeks to achieve a balance of Board director tenures in order to benefit from long-tenured directors’ institutional knowledge and newly elected directors’ fresh perspectives and, towards this goal, has added five new independent directors over the past five years. The Board believes an effective refreshment program must be continuous and ongoing.

Risk Oversight
Our Board has overall responsibility for the oversight of risk management. As part of this oversight, on a regular basis, our Board receives reports from various members of management and is actively involved in monitoring our operations and approving key decisions relating to our strategy. Additionally, the management teams at our divisions must obtain approvals from our corporate executive team prior to engaging in certain activities or committing prescribed amounts of the Company’s financial and operational resources. As a result, senior management, who report directly to executive management, cannot authorize
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transactions that exceed prescribed thresholds that, while they may result in short-term benefits for their divisions, may expose the Company to unwarranted risks. Similarly, our executive management (including our NEOs) cannot engage in certain transactions without approval from our Board. For example, the Board must approve all debt and capital market transactions above pre-determined thresholds. In addition, our legal department regularly reports to the Board information concerning ongoing litigation and possible legal, regulatory and other risks that might expose the Company to material liability or loss. The Board also annually reviews the Company’s insurance programs.
In addition to their formal risk assessment activities and oversight, the Board and committees of the Board are also involved in risk oversight on a more informal basis at regular Board and committee meetings. At each regular Board meeting, management provides the Board a status report with respect to the Company's budget and addresses any material variances. The Board also receives and reviews business updates from senior management, which involve detailed reports on trends and any business risks that the Company may be facing. The Board also provides oversight of risk through its standing committees. For example:
•Our Audit Committee is responsible for reviewing and analyzing significant financial and operational risks and how management is managing and mitigating such risks through its internal controls and financial risk management processes. Our Vice President of Internal Audit/Compliance reports directly to the Audit Committee and provides routine updates on the progress and findings of the department's ongoing internal audit reviews. Our external auditors also have at least quarterly discussions with our Audit Committee, and meet both with and without Company management present, to highlight what they perceive as our key financial risks. Our Audit Committee plays an important role in overseeing our internal controls monitoring and is regularly engaged in discussions with management regarding business risks, operational risks, transactional risks, cybersecurity, AI and financial risks. Cybersecurity and data privacy risks related to our information technology are a key component of our Board’s risk oversight. The Audit Committee assists the Board in evaluating our cybersecurity and data privacy risks and overseeing our efforts to mitigate these risks, and our Chief Information Officer ("CIO") provides a formal update to our Audit Committee at least twice per year, reviewing cybersecurity risks, trends, plans for future actions and measurements against recognized external cybersecurity frameworks and benchmarks and our Vice President of Internal Audit/Compliance conducts an annual Enterprise Risk Management survey, which includes cybersecurity risk, and provides the findings to the Board.
•Our Compensation Committee oversees risks relating to the compensation and incentives provided to our executive officers. The Compensation Committee negotiates and approves all of the employment agreements of our NEOs (except with respect to the Chief Executive Officer, which is approved by the Board) and the Compensation Committee approves all employee equity award grants (except with respect to the Chief Executive Officer, whose equity grants are approved by the Board). The Compensation Committee has the sole authority to hire outside compensation advisors and consultants and to determine the terms, scope and fees of such engagements.
•Our NGS Committee oversees the development, strategy, prioritization, integration and reporting of the Company's ongoing commitment to safety, corporate social responsibility, sustainability and other related trends, issues and concerns. The NGS Committee regularly engages in discussions with management regarding our processes for identifying, assessing, monitoring and managing the principal environmental and social risks most relevant to our Company. The NGS Committee is also responsible for establishing and implementing director qualifications, overseeing director and executive management succession, and promoting adherence to a high standard of corporate governance, ethics, and Company values.
•The AMC is responsible for reviewing and approving/denying land acquisition, joint venture, land banking, asset/equity acquisitions of private homebuilders and similar transactions recommended by management in excess of a predetermined monetary threshold. The executive team provides the AMC with a comprehensive package for each proposed deal, which includes detailed information about the financial, operational and legal risks associated with the proposed deal.

The Board and Board Committees
 We currently have twelve incumbent directors and the following committees:
•Audit Committee
•Compensation Committee
•NGS Committee
•AMC
Our Board typically meets on a quarterly basis, with additional meetings held as required. During 2024, the Board held six meetings. Throughout 2024, each of our current directors attended at least 75% of the aggregate of the Board and committee meetings of which he or she was a member. Our AMC does not have regularly scheduled meetings but rather is provided relevant materials for consideration and voting when land acquisition, joint venture, land banking, asset/equity acquisitions of private homebuilders or similar transactions require the AMC’s authorization. Directors are expected to attend our Annual Meetings of stockholders. All directors (except Mss. Lantz and Williams, who were appointed in October 2024 and January 2025, respectively) attended our 2024 Annual Meeting held on May 16, 2024.
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The following table identifies the current members of our Board and Board Committees and the number of meetings held during 2024:

Board of Directors	Audit Committee	Compensation Committee	Nominating, Governance and Sustainability Committee	Asset Management Committee
Steven J. Hilton*
Phillippe Lord
Peter L. Ax + (1)	C		✓
Dana C. Bradford (1)	✓	✓		C
Michael R. Odell		C
Deb Henretta (2)			C
Joseph Keough	✓			✓
P. Kelly Mooney		✓	✓
Louis E. Caldera		✓
Dennis V. Arriola			✓
Erin Lantz (2)	✓
Geisha Williams (3)				✓
Number of Meetings	7	6	4	n/a

*	=	Executive Chairman of the Board
✓	=	Member
C	=	Committee Chair
+	=	Lead Independent Director
(1) Mr. Bradford was appointed as the Chair of the AMC effective February 20, 2025, replacing Mr. Ax.

(2) Ms. Lantz was appointed as a member of the Audit Committee effective November 21, 2024, replacing Ms. Henretta.

(3) Ms. Williams was appointed as a member of the AMC effective February 20, 2025.

Audit Committee
The Board has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act, and the rules and regulations of the NYSE. The Audit Committee assists the Board in:
•fulfilling its oversight of the integrity of our financial statements,
•overseeing our compliance with legal and regulatory requirements,
•determining our independent registered public accounting firm’s qualifications and independence,
•evaluating our financial, technological, operational, cybersecurity, data privacy and AI risks and overseeing our efforts to mitigate these risks, which include among other things, annual cyber and risk trainings for all employees,
•evaluating the performance of our internal audit function and independent registered public accounting firm, and
•reviewing and approving any related party transaction between the Company and senior executive officers or directors.
The Audit Committee has the sole authority to appoint and replace our independent registered public accounting firm and approves all audit engagement fees and terms of all significant non-audit engagements with the independent registered public accounting firm in accordance with the pre-approval policies set forth in our Audit Committee charter. The Audit Committee has the authority to obtain advice and assistance from, and receives appropriate funding from us for, outside legal, accounting and other advisors as it deems necessary to carry out its duties. The Audit Committee also receives briefings from our executive management team at least quarterly, addressing audit, compliance, and information security matters, among other topics.
The Audit Committee operates under a written charter established by the Board. The charter is available on our website at investors.meritagehomes.com. Each member of the Audit Committee meets the independence requirements of the NYSE and the Exchange Act, and is financially literate, knowledgeable and qualified to review our financial statements. In addition, each member of the Audit Committee has accounting or related financial management expertise. The Board has determined that Peter L. Ax, the Chair of our Audit Committee, and the other directors who serve as audit committee members meet the independence requirements of the NYSE’s listing standards and Rule 10A-3 under the Exchange Act, and each is an “audit committee financial expert” as such term is defined in SEC rules and regulations. Information about past business and educational experience of Mr.
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Ax and other members of the Audit Committee is included in their biographies in this proxy statement in the section “—Director Qualifications and Diversity”.
The report of the Audit Committee is included in this proxy statement in the section “Report of the Audit Committee.”
Compensation Committee
The Board has established a Compensation Committee in accordance with the NYSE’s rules and regulations. The Compensation Committee regularly reports to the Board and its responsibilities include, but are not limited to:
•reviewing and approving goals and objectives relative to the compensation of our executive officers other than the Chief Executive Officer and Executive Chairman, evaluating their performance in light of these goals, and approving the compensation of our executive officers other than the Chief Executive Officer and Executive Chairman,
•reviewing and approving goals and objectives relative to the Chief Executive Officer's and the Executive Chairman's compensation, evaluating their performance in light of these goals and objectives, and recommending to the Board the compensation of our Chief Executive Officer and Executive Chairman,
•reviewing and considering input from stockholders with respect to compensation agreements with our NEOs,
•overseeing and approving all grants of equity-based awards, including those for non-NEOs,
•overseeing, monitoring, administrating and enforcing our Clawback Policy, and
•producing a report on executive compensation to be included in our annual proxy statement.
The Compensation Committee is currently comprised of four members of the Board, each of whom is independent under the independence standards of the NYSE and a “non-employee director” under Section 16 of the Exchange Act. Generally, the Compensation Committee Chair is in charge of setting the schedule for the Compensation Committee’s meetings as well as the agenda of each meeting. The Compensation Committee operates under a written charter, which is available on our website at investors.meritagehomes.com.
The Compensation Committee has the sole authority to hire outside compensation advisors and consultants and to determine the terms, scope, fees and costs of such engagements. Since 2018, the Compensation Committee has engaged Pearl Meyer as its independent executive compensation consultant to provide an update on current compensation trends and to provide recommendations on the compensation packages of our NEOs.
The Compensation Committee determines executive compensation with respect to our NEOs independent of management. The Compensation Committee approves all grants of equity-based awards. For the NEOs, the number and type of equity award grants are determined or based on an employment agreement between the Company and the NEO, which may be periodically re-negotiated and revised, as approved by the Compensation Committee. For non-NEOs, management is responsible for recommending to the Compensation Committee the persons to receive grants of equity based awards and the nature and size of the proposed awards. Because management is responsible for the day-to-day operation of the Company, the Compensation Committee believes that management is in the best position to make this recommendation.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is, or has been, an employee of Meritage or any of its subsidiaries. There are no interlocking relationships between Meritage and other entities that might affect the determination of the compensation of Meritage’s executive officers.
NGS Committee
The Board has established an NGS Committee (formerly known as the Environmental, Social, Nominating and Governance Committee), which reports directly to the Board and is responsible for:
•developing director qualifications and determining whether newly elected directors or prospective director candidates meet those qualifications,
•identifying individuals qualified to become Board members and recommending director nominees for the next Annual Meeting of stockholders,
•considering recommendations for director nominations received from stockholders,
•reviewing and recommending changes as needed to the Company’s Corporate Governance Principles and Practices and other corporate governance documents,
•addressing such items as management succession, including policies and principles for our CEO selection and performance review and succession in the event of an emergency or departure of the CEO or Executive Chairman,
•establishing and implementing director qualification standards, including policies regarding director tenure, retirement and succession,
•reviewing the charters of the Compensation Committee, Audit Committee, NGS Committee, and AMC, and the Lead Independent Director Charter,
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•assessing and monitoring, with Board involvement, the Board’s performance and the contributions and performance of individual directors,
•recommending nominees for the Compensation Committee, Audit Committee, NGS Committee, and AMC,
•monitoring compliance with our Corporate Governance Principles and Practices, including stock ownership requirements for directors and NEOs,
•promoting adherence to a high standard of corporate governance, ethics, and Company values,
•assisting in setting the Company's general strategy with respect to sustainability matters, and considering and recommending policies, practices and disclosures that conform with the strategy,
•reviewing the Company’s environmental, social, and governance reports and scores from relevant internal and external stakeholders, as available, and provide guidance on areas of opportunity with respect to sustainability matters,
•overseeing and approving annual updates to the Company's Human Rights Policy, Environmental Responsibility Policy, Responsible Marketing Policy, Vendor Code of Conduct and Political Activities and Contributions Policy, all of which can be found on our website at investors.meritagehomes.com,
•overseeing the Company's policies to protect the health and safety of employees, contractors, customers and the public and, as applicable, the environment, and review with management the quality of the Company’s procedures for identifying, assessing, monitoring and managing the principal environmental and social risks to the Company,
•overseeing the Company's policies and practices concerning belonging and inclusion,
•in consultation with the Compensation Committee, reviewing and advising the board on compensation targets related to sustainability objectives and metrics,
•monitoring environmental, social and political trends as well as major global legislative and regulatory developments or other public policy issues and making recommendations to the Board, as appropriate, on adjustment of Company policies and practices to address such trends and issues,
•overseeing the accounting, reporting and disclosure with respect to sustainability matters, such as climate change and greenhouse gas emissions, including data collection and compliance with any applicable laws, and
•reviewing and approving the Company's annual sustainability report, which includes Task Force on Climate-Related Financial Disclosures ("TCFD"), and other similar reports.
The NGS Committee has the sole authority to retain and terminate any search firm used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms. The NGS Committee operates under a written charter, which is available on our website at investors.meritagehomes.com. Each member of the NGS Committee meets the independence requirements of the NYSE.
Asset Management Committee
The Board has established an AMC (formerly known as the Land Committee), which directly reports to the Board. The AMC is responsible for reviewing and approving/denying land acquisition, joint venture, land banking, asset/equity acquisitions of private homebuilders and similar transactions recommended by management in excess of a predetermined monetary threshold. The Committee is intended to function as an additional approval mechanism for executive management’s land acquisition, joint venture, land banking, asset/equity acquisitions of private homebuilders and similar transaction approval policies and procedures.
The AMC is transactional in nature; accordingly, the AMC does not have regularly scheduled meetings but rather is provided relevant materials for consideration and voting when land acquisition, joint venture, land banking, asset/equity acquisitions of private homebuilders or similar transactions require the AMC’s authorization. Currently, no compensation is paid to any director for service on the AMC. Dana Bradford is the Chair of the AMC, and each member of the AMC meets the independence requirements of the NYSE.
Director Nomination Process
Director Qualifications. The NGS Committee will evaluate prospective nominees using the standards and qualifications set forth in our Corporate Governance Principles and Practices and in our criteria for new directors. Prospective nominees must meet these qualification requirements and should have the highest professional and personal ethics and values, as well as broad experience at the policy-making level in business, government, education or public interest. Prospective nominees must be committed to enhancing stockholder value and must have sufficient time to devote to carrying out their duties and to provide insight based upon experience, talent, skill and expertise appropriate for the Board. Each prospective nominee must be willing and able to represent the interests of our stockholders.
Identifying and Evaluating Nominees for Directors. The NGS Committee utilizes a variety of methods for identifying and evaluating nominees to serve as directors. The NGS Committee assesses the current composition of the Board, the balance of management and independent directors and the need for Audit Committee and other expertise in its evaluation of prospective nominees. In the event that vacancies are anticipated, or otherwise arise, the NGS Committee may seek recommendations from
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current Board members, professional search firms, outside legal, accounting and other advisors, or stockholders in order to locate qualified nominees. After completing its evaluation, the NGS Committee will make a recommendation to the full Board as to the person(s) who should be nominated by the Board, and the Board will determine the nominee(s) after considering such recommendations.
Stockholder Recommendations. The policy of the NGS Committee is to consider properly-submitted stockholder recommendations for candidates for membership on the Board as described below. In evaluating such proposals, the NGS Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership qualifications and criteria described above. Any stockholder recommendations proposed for consideration by the NGS Committee must include the nominee’s name and qualifications for Board membership and should be submitted to:
Meritage Homes Corporation
18655 North Claret Drive
Suite 400
Scottsdale, Arizona 85255
Attn:  Secretary
The Secretary will forward all recommendations to the NGS Committee.
Stockholder Nominations. Our Bylaws also permit stockholders to nominate directors for election at an annual stockholder meeting. For a description of the process for submitting such nominations for consideration at next year’s Annual Meeting, please see “Stockholder Proposals, Director Nominations and Other Items of Business” on page 63 of this proxy statement.
Proxy Access. Our Bylaws permit an eligible stockholder, or a group of up to 20 stockholders, that has continuously owned at least three percent of the Company’s outstanding shares of common stock for three years to include in the Company’s proxy materials director nominations of up to 20% (rounded to the nearest whole number) of the number of directors constituting the class up for election at any Annual Meeting. For a description of the process and deadlines for submitting such nominations for consideration at next year’s Annual Meeting, please see “Stockholder Proposals, Director Nominations and Other Items of Business” on page 63 of this proxy statement.
Director Orientation and Continuing Education
It is the policy of the Board that all new directors should participate in an orientation program sponsored by the Company. This orientation is designed to familiarize new directors with the Company’s core values, strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Ethics, its principal officers, its internal audit function, and its independent registered public accounting firm. In addition, the Board encourages each director to attend prominent continuing education programs. The Company will pay for the director’s tuition and reasonable and customary travel expenses to attend continuing education programs.
Executive Sessions of Independent Directors
Our Corporate Governance Principles and Practices dictate that the non-management members of the Board will meet in executive session at least quarterly outside the presence of directors that are employees or officers of the Company. The non-management directors met in executive session four times during 2024. Peter L. Ax is our Lead Independent Director and presides over these executive session meetings.

Code of Ethics
We are committed to conducting business consistent with the highest ethical and legal standards. The Board has adopted a Code of Ethics, which is applicable to all employees, including our senior and executive management and our directors, and a Vendor Code of Conduct, which is applicable to all contractors, subcontractors, vendors and partners. Both the Code of Ethics and the Vendor Code of Conduct are available on our website at investors.meritagehomes.com. Any amendment or waiver of a provision of the Code of Ethics requiring disclosure under the rules of the either the SEC or the NYSE will be posted on the Company's website within four business days of such amendment or waiver.
Meritage Securities Trading Policy
The Board has adopted a Securities Trading Policy that sets forth guidelines and restrictions on transactions involving our stock, which are applicable to all employees, including our NEOs and directors, as well as former employees and directors with material non-public information. While the Securities Trading Policy does not apply to the Company directly, it is the Company's practice to follow the same guidelines and restrictions on transactions involving our stock that apply to our employees, NEOs and directors. The Securities Trading Policy establishes policies and procedures that are reasonably designed to promote compliance with the insider trading laws, rules, regulations and listing standards applicable to the Company. A copy of the Securities Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the "2024 Annual Report").
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Meritage Stock Pledging Policy
Our Securities Trading Policy prohibits pledging of the Company’s equity securities by our employees, NEOs and directors. None of the Company's NEOs or directors currently have pledged any Company stock.
Anti-Hedging Policy
Our Securities Trading Policy prohibits all types of hedging transactions, including, but not limited to, purchases of stock on margin, short sales, buying or selling puts or calls and similar transactions involving any derivative securities. We believe that these types of transactions could enable employees to own Company stock without the full risks and rewards of ownership. When that occurs, employees may no longer have the same objectives as the Company’s other stockholders and therefore such transactions involving Meritage stock are prohibited.
Option Award Practices
Our current executive compensation program does not include the award of options. While we do not have a formal policy in place with regard to the timing of awards of options, stock appreciation rights or similar instruments in relation to the disclosure of material nonpublic information, if in the future we anticipate granting options, stock appreciation rights or similar instruments, we may determine to establish a policy regarding how the Board determines when to grant such awards and how the Board or the Compensation Committee will take material nonpublic information into account when determining the timing and terms of such awards.

Communications with the Board of Directors
Interested persons may communicate with the Board by writing to our Lead Independent Director at the address set forth on page 2. The Lead Independent Director will disseminate the information to the rest of the Board at his discretion.

Compensation Discussion and Analysis
The following discussion and analysis should be read in conjunction with the “Summary Compensation Table” and related tables that are presented immediately following this discussion.
The purpose of this compensation discussion and analysis (“CD&A”) is to provide information about the material elements of compensation that we pay or award to, or that is earned by, our NEOs. For our 2024 fiscal year, our NEOs were:
•Phillippe Lord, Chief Executive Officer ("CEO")
•Hilla Sferruzza, Executive Vice President ("EVP"), Chief Financial Officer ("CFO")
•Steven J. Hilton, Executive Chairman ("EC")
•Clint Szubinski, EVP, Chief Operating Officer ("COO")
•Malissia Clinton, EVP, General Counsel ("GC") and Secretary
•Javier Feliciano, EVP, Chief People Officer ("CPO")
For all years presented in this proxy statement, we have voluntarily included Javier Feliciano as an NEO. Mr. Feliciano is the CPO of our Company and is a key member of our core executive management team. We believe it is beneficial and transparent for investors to be presented with, and understand, the compensation program of our full core executive management team. Mr. Feliciano reports directly to our CEO and leads our Company's People Operations function, overseeing and leading the execution of our people strategy.
This CD&A addresses and explains the numerical and related information contained in the Summary Compensation Table and other executive compensation tables, and includes actions regarding executive compensation that occurred during 2024, including the award of bonuses related to 2024 performance, and the adoption of any new, or the modification of any existing, compensation programs, if applicable.

Executive Summary
Meritage Homes is committed to building long-term stockholder value. Accordingly, our NEO compensation program is designed to be largely performance driven. At our 2024 Annual Meeting of Stockholders, the Company’s stockholders approved the compensation of our NEOs (on an advisory basis) by approximately 94% of total votes cast, indicating that our stockholders were in agreement with our Compensation Committee and its direction of setting compensation arrangements based on performance
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metrics that are in line with the goals of our stockholders. A summary of our compensation packages is discussed further in this proxy statement in the section titled “Compensation Program.”
On November 21, 2024, the Board declared a two-for-one stock split (the "Stock Split") of Meritage’s common stock in the form of a stock dividend. Each stockholder of record at the close of business on December 31, 2024 received one additional share of common stock for each share of common stock held, payable after the close of market on January 2, 2025. All share and per share amounts in this proxy statement have been retroactively adjusted to reflect the Stock Split for all periods presented, inclusive of dividends and share repurchases.
2024 Business Highlights
Financial and Operational Highlights
Below is a summary of our financial and operational highlights in 2024:
•Total home closing revenue of $6.3 billion in 2024, up 4.7% from $6.1 billion in 2023.
•Closed 15,611 homes, our highest volume in Company history, and up 11.7% from 13,976 homes in the prior year.
•Home closing gross margin of 24.9% in 2024, up slightly from 24.8% in the prior year, due to lower direct costs per square foot, leverage of higher home closing revenue on overhead costs and improved construction cycle times, which were partially offset by greater utilization of financing incentives and higher lot costs.
•SG&A leverage as a percentage of home closing revenue of 10.1%, slightly lower than 10.2% in 2023.
•Net earnings of $786.2 million, or $10.72 per diluted share, in 2024, up from $738.7 million, or $9.96 per diluted share, in 2023, primarily reflecting higher home closing revenue and slightly lower overhead costs in 2024.
•Land acquisition and development spend of $2.5 billion versus $1.9 billion in the prior year. We put 37,000 net new lots under contract in 2024, up from 16,000 in 2023, and ended the year with 292 actively selling communities. Included in the 2024 new lots are those we acquired as part of our entry into new markets in Alabama and the Gulf Coast.
•Paid recurring quarterly cash dividends totaling $1.50 per share for the full year 2024, up from $0.54 per share in 2023, and repurchased 1,464,510 shares of our common stock, or 2.0% of the shares outstanding at the beginning of the year, for $125.9 million.
•Our debt-to-capital and net debt-to-capital(1) ratios were 20.6% and 11.7%, respectively, at December 31, 2024, compared to 17.9% and 1.9%, respectively, at December 31, 2023.
•Maintained investment grade credit ratings by all three of our rating agencies, S&P, Moody's and Fitch.
(1) Net debt-to-capital is a non-GAAP measure and is computed as net debt divided by the aggregate of net debt and stockholders' equity. Net debt is comprised of total senior and convertible senior notes, net and loans payable and other borrowings, less cash and cash equivalents. The most directly comparable GAAP financial measure is the ratio of debt-to-capital. For a reconciliation to the debt-to-capital ratio, the most comparable GAAP measure, please see our 2024 Annual Report under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Financing Cash Flow Activities.”

Our operational strategy focuses on building affordable, move-in ready homes that are designed to meet the growing demand for entry-level and first move-up product. Our communities combine nicely-appointed affordable homes with simplified and streamlined construction and sales processes aimed to create a stress-free buying experience for our customers. This allows our trade partners and suppliers to work more efficiently and cost effectively, which allows us to pass resulting savings on to our customers. We have a 100% speculative ("spec") home building strategy, so we pre-start all of our homes with preselected plans and features. During 2024, we introduced a strategic shift of selling homes later in the construction process which enables us to compete more effectively with the resale home market by shortening the delivery time from sale to close, aligning more closely with typical resale home closing timelines. Our strategic shift focuses on three core tenets: (1) a 60-day closing ready guarantee beginning in 2025, (2) move-in ready homes, and (3) external realtor engagement. We believe that focusing on these three tenets positions us competitively to capture a larger market share by opening up a category of buyers that previously might not have considered new home construction due to hesitancy over construction and closing delays and hidden move-in costs. Further, by focusing on our relationship with the external realtor community, we expand our potential buyer pool as we believe that a large percentage of buyers place their trust in these agents when starting their search for a new home.
Sustainability. Meritage is committed to sustainability through the homes we build, the communities in which we live and work, and the ways we conduct ourselves every day. We strive to integrate a sustainability focus into all aspects of our business—from land acquisition and development to the design and construction of homes to our financial services offerings, which include title and escrow, mortgage and insurance services. See below for further discussion of our sustainability efforts and achievements.
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Philanthropy. One of our core values is "Start With Heart" and we do so through various initiatives. Since 2013, Meritage has partnered with Operation Homefront to provide newly-built mortgage-free homes to military families through its Permanent Homes for Veterans program and we continued this tradition in 2024, building and donating our 19th and 20th homes to deserving families in Charlotte, North Carolina, and Austin, Texas. Through the Meritage Cares Foundation, we donated $1.5 million to non-profit organizations as well as additional in-kind donations to help combat food insecurity, support tree planting efforts, fund education and career development initiatives, assist military veterans and their families, and improve affordable housing supply. The Company also contributed nearly $1.8 million to fund K-12 education opportunities in Arizona, Florida, and Georgia. Our employees also donate their time to support local organizations and we are proud to offer a benefits program that provides our employees paid time off for volunteering with their favorite charitable organizations. In 2024, our employees packed more than 370,000 meals for No Child Hungry and planted thousands of trees with Arbor Day Foundation across the markets that we serve. In 2024, we launched the Meritage Cares Assistance Fund, an employer-sponsored relief fund established to aid employees impacted by natural disasters and other financial hardships.
Inclusion and Belonging. At Meritage, we believe corporate social responsibility is important for the longevity and resiliency of the business. We believe that fostering a culture that champions inclusion and belonging allows us to be an employer of choice to our people and a builder of choice to our customers and trade partners. We take pride in being an organization driven by ethics and living by our core values and our promise to deliver a Life.Built.Better.® We promote the long-term interests of stakeholders and customers and focus on the transparency and accountability of Meritage’s Board of Directors, executive management, our employees and trade partners. Below are some highlights of our efforts, and more comprehensive information regarding these topics can be found within the Investor Relations area of our website, including our ESG Report which includes our TCFD, and our Equal Employment Opportunity data (“EEO-1”).
Meritage Homes is committed to cultivating a diverse team, fostering an inclusive culture and creating a workplace environment where our team members are treated with respect, are valued for their unique perspectives and experiences, and feel a sense of belonging. We seek to develop meaningful relationships and collaborate effectively with diverse customers, trade partners and the communities we serve. We have a robust talent assessment and succession planning model designed to identify and develop employees and provide a roadmap for promotion so that they can reach their full potential in support of organizational goals. Developing our employees enhances each individual’s opportunity to progress their career at Meritage and enrich their work experience. Our culture is guided by our core values through which every employee is strongly encouraged to embrace opportunities to develop and grow their careers and are empowered to do their best. Based on employee feedback, we created three voluntary, employee led groups to empower and promote belonging for all employees while creating community and connection.

At December 31, 2024, we had 1,898 full-time employees, of which 40% were female and 27% were minorities. We are proud of our team and are committed to the ongoing and intentional work to achieve inclusive excellence and being an employer of choice. We are dedicated to learning, improving our practices and challenging our leaders and employees to recognize and leverage our differences for the greater good of the team and the organization. We promote an open-door policy where individuals are encouraged to voice concerns which are promptly addressed.

The information below provides additional metrics about our corporate full-time workforce for 2024: (1) (2)

	Total	Male	Female	Non-Minority	Minority
Headcount	328	41%	59%	75%	25%
Promotions	7	43%	57%	100%	—%
Turnover %	8%
(1) Due to the unique nature of the homebuilding business, as communities open and close in different geographic locations, our impacted local employees may elect to terminate their employment with us in order to remain in close proximity to their home. This sector-specific high turn-over of our field employees results in limited ability to provide meaningful benchmarking and period-over-period demographics tracking and, therefore, the information above only reflects the demographics of our corporate employees and local management teams.

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(2) Not included in the table above is our local operations senior leadership. This group of 26 employees had a total turnover rate of 4% in 2024 and the following ratios:

	Male	Female	Non-Minority	Minority
Headcount	85%	15%	81%	19%
Promotions	—%	100%	—%	100%

Energy Efficiency. We continue to focus on building energy efficient, resilient homes and believe it is one of the core differentiators between the new and resale home market. Accordingly, at a minimum, every new home we construct meets or exceeds ENERGY STAR® standards which are higher than existing building codes. These standard offerings provide our customers with homes that utilize, on average, half of the energy of a typical U.S. home of the same size. As a result of our commitment to interior air quality, we received the U.S. Environmental Protection Agency’s ("EPA") ENERGY STAR® certification for the eleventh time in 2024 and the Indoor airPLUS certification for the fourth consecutive year.

We strive to build energy-efficient homes through better construction processes and selection of materials and features inside the home. These efforts reduce the energy consumption and greenhouse gas emissions of our homes, which create energy savings and lower utility bills for our homeowners. Our homes earn better Home Energy Rating System ("HERS") scores from the third-party energy rater, Residential Energy Services Network ("RESNET"), as compared to the RESNET reference home. We have also received various national and regional awards in recognition of our efforts, including:
•2024 EPA's ENERGY STAR® Partner of the Year for Sustained Excellence for the eleventh year;
•2021 - 2024 EPA's Indoor airPLUS Leader Award;
•2013 - 2024 EPA's ENERGY STAR® Residential New Construction Market Leader Award;
•USA Today’s 2024 America’s Climate Leaders; and
•Newsweek's 2024 America's Greenest Companies
Responsible Supply Chain. Responsible sourcing and the use of sustainable materials are important to our operations. Our raw materials consist primarily of lumber, concrete, drywall, roofing materials and similar construction materials, and are frequently purchased on a national or regional level. However, because such materials are substantially comprised of natural resource commodities, Meritage expects responsible management of social and environmental risks in our supply chain. We work with our partners to ensure they understand our needs and our Company culture and conduct. Our contracts require that our suppliers comply with all laws, environmental regulations and safety and labor practices pertaining to their products and work as well as follow our Vendor Code of Conduct and we monitor our suppliers' compliance with zoning, building and safety codes. Where possible, we use recycled building materials and sustainably-sourced products. Certain of our building materials are sourced locally to reduce transportation and the related green-house gas emissions.
Meritage continues to support the advancement of energy efficient and sustainable home building practices in the U.S. To further these principles, Meritage engages in stakeholder discussions across the landscape of the home building industry, elected officials, and regulatory bodies at the federal, state, and local levels. We are a founding member of the Institute for the Building Envelope and also help to co-lead the US public homebuilders’ sustainability peer group. Further, we collaborate and participate with trade associations and councils in every market we operate in, and at national levels with the International Code Council, Housing Innovation Alliance, Policy Advisory Board of the Harvard Joint Center for Housing, RESNET, and Leading Builders of America.
Climate Change. In 2022, Meritage became the first U.S. public production builder to issue a TCFD report, and in 2023 we began to incorporate the TCFD disclosures in our ESG report. We have been measuring our annual greenhouse gas ("GHG") emissions inventory since 2019. Our GHG inventory is developed in accordance with the GHG Protocol Corporate Accounting and Reporting Standard, using both spend-based and activity-related data. Meritage’s operations in the homebuilding sector generate direct and indirect GHG emissions. As with most companies within our sector, the main source of Meritage’s GHG emissions is from Scope 3 (indirect value chain emissions) since the emissions from our value chain capture material and supplier inputs, the home construction process, and the lifetime energy consumption of homes delivered. The most meaningful impact we can make in reducing GHG emissions is by delivering homes that are more energy-efficient. We actively engage with our vendors to understand the entire lifecycle of our inputs from raw materials to use of materials to disposal of waste. We look for ways to reduce the emissions intensity of our purchased goods and services.

Compensation Philosophy and Objectives
Our executive compensation program is designed to drive and reward superior corporate performance both annually and over the long-term while simultaneously striving to be externally competitive amongst our peer group. We continually review our executive compensation program to ensure it reflects good governance practices and is in the best interests of stockholders. Since 2018, the Compensation Committee has engaged Pearl Meyer as its independent external compensation consultant. Pearl
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Meyer evaluates and makes recommendations regarding the terms of our NEO and Board compensation programs as they relate to creating stockholder value as well as remaining competitive in the marketplace with the changing trends and levels in NEO compensation, while meeting the below core objectives. We do not engage Pearl Meyer for any other advisory services.
Pay for Performance
A substantial portion of the total potential compensation for our NEO's is intended to be variable/at risk on a pay-for-performance basis. The terms of the performance-based compensation contemplated in each respective NEO's employment agreement was based upon an assessment performed by Pearl Meyer of external market data to ensure that the compensation formula is competitive relative to the compensation paid by companies with which we compete for executive talent and the tenure of our executives. This compensation is based on (i) the performance of the Company as a whole, as measured against our peer group and (ii) the NEO's role in the attainment of the Company’s performance goals. In 2024, more than two thirds of the compensation program for our NEOs were based on various performance metrics that are tied to the Company’s financial and operational goals. The following graph illustrates CEO compensation as it relates to Earnings Before Income Taxes over the last three years.
(1) Before deduction of CEO total compensation (as reflected in the Summary Compensation Table).
Stock Ownership
We are committed to utilizing our compensation program to increase executive stock ownership over time. We believe that equity ownership directly aligns the interests of our NEOs with those of our stockholders and helps to focus our executives on long-term stockholder value creation. We award restricted stock units and performance share awards to our NEOs, as we believe such awards provide our NEOs with an incentive to continue to increase long-term stockholder value, even during periods of declining stock prices. We believe the granting of equity awards is an important retention tool and is widely used in our industry.
Recruiting and Retention
Due to the competitive nature of our industry, we are committed to providing total compensation opportunities that are competitive with, though not identical to, the practices of other public homebuilders within our peer group. We intend for our compensation program to be sufficiently aligned with industry practices so that we can continue to attract and retain outstanding executives who are motivated to help us achieve our mission.
Compensation Peer Group
As a member of the homebuilding industry, we predominantly compete for executive talent and have historically compared ourselves to other companies in our industry. Therefore, the Compensation Committee, with the assistance of Pearl Meyer, has established a peer group of comparably sized companies selected from the homebuilding industry, with organizational structures similar to ours such as being a publicly traded company, operations limited to the United States, and building single family housing as their core business.
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COMPENSATION DISCUSSION AND ANALYSIS

The peer group companies that were used in 2024 for executive compensation benchmarking and performance benchmarking are set forth below. We believe that this peer group provides an appropriate benchmark comparison for our Company.

●	Beazer Homes USA, Inc.	●	M.D.C. Holdings, Inc. (1)
●	Century Communities, Inc.	●	M/I Homes, Inc.
●	D.R. Horton, Inc.	●	NVR, Inc.
●	Hovnanian Enterprises, Inc.	●	Pulte Group, Inc.
●	KB Home	●	Taylor Morrison Home Corporation
●	Lennar Corporation	●	Toll Brothers, Inc.
●	LGI Homes, Inc.	●	TRI Point Group, Inc.

(1) M.D.C. Holdings, Inc. was used for 2024 executive compensation benchmarking but was not used for the total shareholder return portion of performance-based long-term incentive awards due to its being acquired and de-listed in the later part of 2024. M.D.C. Holdings, Inc. will not be part of our peer group in 2025 and onward.

In addition to the peer group listed above being used for executive compensation benchmarking, the Compensation Committee also used this same peer group for the total shareholder return ("TSR") portion of performance-based long-term incentive awards in 2024; however, any peer that is acquired or de-listed during the applicable measurement period will be removed from the peer group.
While market data is an important factor utilized by the Compensation Committee when setting compensation, it is only one of multiple factors considered, and the amount paid to each NEO may be more or less than the composite market value based on the performance of the Company and the NEO, the roles, experience level and responsibilities of the NEO, internal equity and other factors that the Compensation Committee deems important.
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Compensation Best Practices
The best practices evidenced by our NEO compensation programs and processes include:

WE DO		WE DO NOT
✓	Pay for performance by requiring a significant portion of the total compensation of our NEOs be determined based on performance tied to strategic objectives.	✗	Provide perquisites for our NEOs other than those limited to auto allowance, reimbursement of certain insurance premiums and other limited benefits.
✓	Have executive stock ownership requirements in place set at a multiplier of base salary.	✗	Reprice or replace stock options and other equity awards.
✓	Have a clawback policy for our NEOs requiring the recoupment of erroneously awarded compensation in compliance with applicable NYSE standards.	✗	Allow hedging.
✓	Engage an independent compensation consultant that reports directly to the Compensation Committee to provide an update on current compensation trends and to provide recommendations on our NEOs’ current compensation packages.	✗	Allow pledging.
✓	Have double trigger cash severance based upon a change of control of the Company.	✗	Provide tax gross-ups for change of control and severance payments.
Our executive compensation policies and practices are designed to align our NEOs’ long-term interests with those of our stockholders via a pay-for-performance model. The charts below depict the 2024 percentage of compensation for our CEO and other NEOs that is fixed versus performance-based from the Summary Compensation Table on page 46:

*    Represents average for NEOs other than the CEO for the year ended December 31, 2024.
** Includes fair value of performance share awards granted (at target level) and actual non-equity incentive plan compensation paid.

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COMPENSATION DISCUSSION AND ANALYSIS

Independent Compensation Consultant
In accordance with its charter, the Compensation Committee has the sole authority to retain and obtain advice and assistance from consultants, legal counsel, accounting and other advisers as appropriate, and to determine and approve the terms, costs and fees for such engagements. Since 2018, the Compensation Committee has engaged Pearl Meyer to serve as its independent compensation consultant. When engaging a compensation consultant, the Compensation Committee takes into consideration the independence of and other factors pertaining to the consultant as required by the NYSE, SEC and other applicable rules and regulations. Upon consideration of these factors, the Compensation Committee has concluded that the engagement of Pearl Meyer does not present any conflicts of interest.
Pearl Meyer is a leader in the executive compensation consulting industry and provides information and advice regarding compensation philosophy and strategy; recommends peer group selection criteria as well as potential peer companies; and consults with the Compensation Committee on both long-term and short-term incentive compensation.

Compensation Program
The key components of our executive compensation program are base salary, annual incentive cash compensation and long-term equity incentive compensation. In addition, our NEOs have the opportunity to participate in our company-wide 401(k) plan, a non-qualified deferred compensation plan, and to receive limited certain personal benefits, as described below under "Other Compensation". The employment agreements of our CEO and other NEOs are further described in this proxy statement under the section “—Employment Agreements in Effect for 2024.”
Our executive compensation program is designed based on the following strategic principles:
•Alignment with key outcomes of our business strategies;
•Appropriate balance of short- and long-term incentive award opportunity;
•Market-competitive total compensation opportunity within our peer group;
•Appropriate alignment with our stockholders by delivering a significant percentage of total compensation opportunity through equity and including goals that are measured by total shareholder return;
•Setting a total compensation package where a significant percentage of total compensation is at risk;
•Transparency in the communication of plan design and performance goals to enhance understanding; and
•Adherence to sound governance practices, including the prudent management of compensation risk.
Based on the results of the analysis, the components of our NEO compensation program are as outlined below.
Base Salary
The purpose of the base salary is to provide a fixed amount of cash compensation that is not variable and is competitive with market practices. Consistent with industry practice and our pay-for-performance objective, the base salary for each of our NEOs is designed to account for only a portion of their overall total target compensation. We target our NEO base salaries to be competitive with our compensation peer group. We believe the NEO base salaries are appropriate based on the officers’ roles, responsibilities, experience and contributions to the Company, as well as compared to market data.
Annual Cash Incentive Compensation ("Non-Equity Incentive Plan")
We believe our Non-Equity Incentive Plan focuses our NEOs on the most important short-term measures of our business, establishes a clear connection between performance and earned compensation, and provides transparency to our stockholders as to the operation of our Non-Equity Incentive Plan. Each goal represents a fixed percentage of total potential cash incentive compensation with each goal assessed separately from the others.
The specific details of each NEO’s 2024 annual cash incentive compensation are further described under the section “—Employment Agreements in Effect for 2024”.
Discretionary Bonuses
Discretionary bonuses may be awarded based on specific achievements of an individual beyond those of the performance measurements included in the Non-Equity Incentive Plan calculations, subject to approval by the Compensation Committee. Although contemplated within the compensation program for our NEOs, the use of discretionary bonuses has been and is expected to continue to be very limited. There were no discretionary bonuses paid in 2024.
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Long-Term Equity Incentive Awards
Long-term equity incentive awards are intended to provide compensation opportunities based on the creation of stockholder value and an increase in our stock price. The employment agreements in effect for 2024 for our NEOs allow for grants of performance-based restricted stock units ("performance share awards") and time-based restricted stock units, both of which have a three-year cliff vesting schedule.
In connection with our equity awards, we have also adopted stock ownership requirements as further discussed below in the section “—Security Ownership Requirements.”
The Compensation Committee believes that equity awards provide a strong long-term incentive for our NEOs (and other officers and employees) that, along with their stock ownership, helps to align the interests of management with our stockholders. The Compensation Committee believes that these equity-based awards provide the opportunity for our NEOs to benefit from strong stock performance and, particularly in the case of the restricted stock unit awards, the NEOs focus on balancing stability and preservation of stock value against being incentivized to potentially take on an imprudent level of additional risk to drive stock appreciation which could occur with more contingent equity awards such as stock options. The Company and the Compensation Committee also believe that an appropriate mix of cash compensation and non-cash compensation in the form of equity awards is necessary and appropriate because, among other reasons, equity-based awards do not require the use of our working capital. The Compensation Committee is mindful of the fact that equity awards represent an expense under generally accepted accounting principles and a cost to the Company and its stockholders in the form of dilution. Accordingly, the Company seeks to achieve an appropriate balance between cash and non-cash compensation such that the NEOs are appropriately incentivized, our working capital and financial results are minimally affected, and our stockholders do not experience undue dilution.
Other Compensation
The Compensation Committee does not believe in the extensive use of perquisites as a component of executive compensation. The Compensation Committee believes that the perquisites provided to our NEOs (above those received by all employees or officers in general) are limited but help maintain the competitiveness of our compensation package as compared to our peer group companies. The types of perquisites we provide to our NEOs generally consist of car allowances, enhanced life and disability or long-term care insurance, and limited healthcare benefits such as routine physical examinations.

Security Ownership Requirements
We maintain security ownership requirements for our directors and NEOs. The Board believes that these guidelines align the interests of our directors and executive officers with those of stockholders. Our directors and executive officers are required to comply with ownership guidelines. The requirements for our directors and NEOs are outlined below:
•Directors, five times the annual board retainer fee (exclusive of committee, committee chair or lead director fees);
•Executive Chairman and CEO, six times base salary;
•COO and CFO, three times base salary; and
•GC and CPO, two times base salary.
In the case of the appointment of a new executive officer or director, the new officer or director shall not be required to purchase stock in the open market in order to become compliant. Until such compliance is achieved, they may not sell or otherwise transfer any stock or stock equivalents related to equity awarded by the Company; provided, however, they may sell stock as necessary to pay any required income tax withholdings in connection with the vesting of any equity grants. Once their income tax withholdings are fulfilled, they may not sell more than 50% of the remaining equity grants or awards that vest in a fiscal year and must hold the balance of their shares until their ownership requirements are met. In order to enable our directors and executive officers to prudently manage their personal financial affairs, our policy provides that once compliance is obtained, subsequent changes in stock price will not affect their compliance with the guidelines provided the officer or director continues to hold at least the number of shares that were necessary to comply with the stock ownership requirements but for a decrease in stock price.
For purposes of the stock ownership requirements, stock is deemed “owned” for both directors and officers in the case of (a) shares owned outright and (b) beneficially-owned shares. As of December 31, 2024, all officers and directors were in compliance with their respective security ownership requirements or transitional requirements.
We also prohibit our officers and directors from all types of hedging transactions, including, but not limited to, purchases of stock on margin, short sales, buying or selling puts or calls and similar transactions involving any derivative securities, as discussed in “Corporate Governance and Board Matters — Code of Ethics” on page 28.

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COMPENSATION DISCUSSION AND ANALYSIS

Equity-Based Awards
Meritage has traditionally granted equity-based awards to board members, executive officers and other key employees to provide a means for incentive compensation and to align the interests of management with the interest of Meritage’s stockholders. Since 2009, all equity awards to employees and directors have been comprised of restricted stock or restricted stock units, and in limited instances, performance share awards, and for NEOs have been comprised of a combination of restricted stock units and performance share awards as a means of providing sufficient long-term incentive compensation to align with market competitiveness.
We have comprehensive policies relating to the granting of equity-based awards. Following is a summary of key aspects of our policies:
•All equity-based awards must be approved at formal meetings (including telephonic) of the Compensation Committee.
•The grant date of such awards will be the date of the meeting (or a specified date shortly after the meeting).
•The customary annual equity-based grant shall be approved at a regularly scheduled meeting of the Compensation Committee during the first part of the year, but generally after the annual earnings release. We believe that coordinating the main annual award grant after our annual earnings release will generally result in this grant being made at a time when the public is in possession of all material information about us.
•The Company shall not intentionally grant equity-based awards before the anticipated announcement of materially favorable news, or delay the grant of equity-based awards until after the announcement of materially unfavorable news.
•The Compensation Committee will approve equity-based grants only for persons specifically identified at the meeting by management.
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Employment Agreements in Effect for 2024
All of our NEOs are covered by employment agreements that automatically renew for a term of one-year on December 31 of each year, unless the executive or the Company notifies the other that it wishes to terminate the agreement within sixty days prior to the expiration date of any renewal term. The original employment agreements were entered into in January 2021, except for Ms. Clinton with whom we entered into an employment agreement in April 2022 when she joined the Company, and Mr. Hilton with whom we entered into a new employment agreement in January 2024.
The Compensation Committee annually reviews each NEO’s total compensation relative to the market data while considering the responsibilities of their position, their individual performance and their tenure with the Company. In January 2024, based on an evaluation of these factors, the Compensation Committee approved increases to certain components of compensation for all of our executives except for Mr. Hilton. Following is a description of the key provisions between the Company and each of the NEOs of their respective employment agreements in effect for 2024.
Base Salary

	Named Executive Officer
	Phillippe Lord	Hilla Sferruzza	Steven J. Hilton	Clint Szubinski	Malissia Clinton	Javier Feliciano

Base Salary	$1,000,000	$775,000	$1,000,000	$750,000	$540,000	$500,000
Non-Equity Incentive Plan
In 2024, our NEOs were each entitled to an annual cash incentive bonus based upon the achievement of certain performance goals established by the Compensation Committee. The amount of the target bonus and payout ranges for each NEO is set forth below. The amount of the bonus to be paid is contingent upon the achievement of the performance criteria established by the Compensation Committee. Where the actual performance falls below the threshold level, no incentive bonus will be paid with respect to that performance goal, unless the Compensation Committee approves a discretionary amount.
The Non-Equity Incentive Plan has three performance measures, weighted 60%, 30% and 10%, respectively:
1.Earnings before interest expense and interest amortized to cost of sales, income taxes, depreciation and amortization (“EBITDA"), adjusted for specific and predetermined items ("Adjusted EBITDA");
2.Number of home closings; and
3.Customer satisfaction rating as determined by a third-party rating agency.
The Compensation Committee believes these metrics focus our NEOs on the most important short-term measures of our business, establish a clear connection between the Company's strategy, performance and the NEO's earned compensation, and provide transparency to our stockholders as to the operation of our Non-Equity Incentive Plan. Each goal represents a fixed percentage of total potential compensation with each goal assessed separately from the others.
For each of the three performance measures noted above, our Compensation Committee has specified:
•A threshold level of achievement below which no incentives will be paid;
•A target range level of achievement (e.g., between the threshold and maximum) associated with a market-competitive incentive award; and
•A maximum level of achievement above which incentives paid will not increase.
The relationship between the level of performance and associated payout with each level for each of the performance metrics is reflected in the following tables. Where actual results fell between the performance levels set forth above, payments were calculated based on linear interpolation.

Adjusted EBITDA	Performance as % of Target	Payout as % of Target Payout (1) (2)	Number of Home Closings	Performance as % of Target	Payout as % of Target Payout (1) (2)	Customer Satisfaction Rating	Performance as % of Target	Payout as % of Target Payout (1) (2)
Maximum	123.6%	250%	Maximum	110.0%	250%	Maximum	103.4%	250%
Target	100.0%	100%	Target	100.0%	100%	Target	100.0%	100%
Threshold	88.2%	50%	Threshold	90.0%	50%	Threshold	96.6%	50%
Below Threshold	< 88.2%	0%	Below Threshold	< 90.0%	0%	Below Threshold	< 96.6%	0%
(1) Target payouts for Mr. Lord, Ms. Sferruzza, Messrs. Hilton and Szubinski, Ms. Clinton and Mr. Feliciano were $3,000,000, $1,356,250, $1,000,000, $1,875,000, $540,000 and $375,000, respectively, and are based on the achievement of target performance level, as indicated in the preceding tables.
MERITAGE HOMES | 2025 Proxy Statement 39

COMPENSATION DISCUSSION AND ANALYSIS

(2) As outlined in his employment agreement, Mr. Hilton's maximum payout cannot exceed target (or 100%). The below target thresholds for Mr. Hilton are applicable as indicated in the tables above.

For purposes of determining the executives’ formula bonuses, Adjusted EBITDA means EBITDA adjusted to exclude non-routine charges that the Compensation Committee determines in its sole discretion at the time the annual incentive bonus plan is established as appropriate to exclude. For both target setting and measurement of actual performance, we add back the impact of NEO compensation to calculate Adjusted EBITDA.
Annual Discretionary Bonus
Based on specific achievements of each individual beyond those of the performance measurements included in the Non-Equity Incentive Plan calculations, our NEOs may be awarded discretionary cash bonuses subject to approval by the Compensation Committee. There were no such bonuses awarded in 2024.
Long-Term (Equity-Based) Incentive Awards
In 2024, our NEOs were entitled to long-term equity incentive awards where 50% of the target dollar value was provided through performance share awards based on criteria with interpolated potential payout levels, and 50% of the target dollar value was provided through time-based restricted stock units.
Performance Share Awards. In 2024, our NEOs were entitled to performance share awards as part of their overall compensation. The performance-based portion of the long-term incentive awards have two metrics, which in 2024 were weighted 70% and 30%, respectively:
1.Achievement of a targeted adjusted return on assets (“Adjusted ROA”) goal (70%), and
2.Three-year relative total shareholder return (“rTSR”) relative to our peer group (30%) (as defined in the section "—Compensation Philosophies and Objectives — Compensation Peer Group ").
The Compensation Committee selected these two measures for the NEO long-term incentive awards as they believe they best align with our stockholder interests of strong returns and increased efficiency in generating profits from assets, and also provide a good counterbalance to our short-term objectives.
For each of the two performance-based plan measures, our Compensation Committee has specified:
•A threshold level of achievement below which no awards will be paid;
•A target range level of achievement (e.g., between the threshold and maximum) associated with a market-competitive incentive award; and
•A maximum level of achievement above which awards will not increase.
Each metric is assessed separately from the other, and each may be adjusted for specific and pre-determined items established by the Compensation Committee. The Adjusted ROA Maximum, Target and Threshold are established using the historical performance of the Company's peer group as a benchmark. The Adjusted ROA performance is measured annually and on a standalone basis, although the vesting of the shares will occur at the end of a three-year performance period. The rTSR goal is a cumulative three-year metric, measured against the Company's peer group. The relationship between the level of performance and the shares awarded with each level is reflected in the table below. Where actual results fall between the performance levels set forth in the following charts, payments will be calculated based on linear interpolation.

Adjusted ROA	Performance as % of Target	Shares Awarded as % of Target Payout (1)	Relative TSR	Peer Group Percentile	Shares Awarded as % of Target Payout (1)
Maximum	150.0%	200%	Maximum	75.0	200%
Target	100.0%	100%	Target	50.0	100%
Threshold	50.0%	50%	Threshold	25.0	50%
Below Threshold	< 50.0%	0%	Below Threshold	< 25.0	0%
(1) For 2024, the target award payout value was equal to approximately $2,500,000, $871,875, $500,000, $1,031,250, $459,000 and $412,500 for Mr. Lord, Ms. Sferruzza, Messrs. Hilton and Szubinski, Ms. Clinton, and Mr. Feliciano, respectively. This 100% payout achievement is based on target performance level as indicated in the table above. Mr. Hilton is not eligible for payout above 100%.
40 MERITAGE HOMES | 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Restricted Stock Unit Awards. In 2024, our NEOs were entitled to an annual grant of restricted stock units that cliff vest on the third anniversary of the date of grant. The number of restricted stock units to be granted to each executive officer will be equal to the dollar value specified for each executive officer divided by the closing price of the Company’s stock on the grant date. The value of restricted stock units granted in 2024 to Mr. Lord, Ms. Sferruzza, Messrs. Hilton and Szubinski, Ms. Clinton, and Mr. Feliciano were approximately $2,500,000, $871,875, $500,000, $1,031,250, $459,000 and $412,500, respectively.
Other Benefits
In 2024, our NEOs were also entitled to certain specified other benefits. Mr. Lord was entitled to receive payments annually to purchase life insurance coverage in the policy amount of up to $5,000,000; disability and/or long-term care insurance with monthly benefits of up to $20,000; and the use of a company car. Mss. Sferruzza and Clinton and Messrs. Szubinski and Feliciano were entitled to receive payments annually to purchase life insurance coverage in the policy amount of up to $3,000,000 and disability and/or long-term care insurance with monthly benefits of up to $20,000. Mr. Szubinski was also entitled to an auto allowance of $14,400.
Termination Provisions
Our NEOs employment agreements provide them with severance benefits under the Company's Executive Severance Plan in certain situations upon termination of employment, which may include change of control, voluntary resignation by the officer with or without good reason, termination by the Company, with and without cause, death or disability, and retirement. A summary of the key termination provisions of the Executive Severance Plan in effect for 2024 is outlined beginning on page 51.
MERITAGE HOMES | 2025 Proxy Statement 41

COMPENSATION DISCUSSION AND ANALYSIS

Discussion of NEO Compensation
Following is a discussion of the compensation paid, awarded or earned in 2024 to the Company’s CEO and NEOs.
Our NEOs were compensated in 2024 pursuant to the terms of their respective employment agreements in effect during 2024, which provided for a base salary, a Non-Equity Incentive Plan award based on Company performance, equity grants and other customary executive benefits.
Under these agreements, a substantial portion of our NEOs potential compensation was performance-based to align their goals and efforts with the interests of our stockholders.
Salary. In accordance with the terms of their respective employment agreements, each NEO was paid a base salary as outlined in "— Employment Agreements in Effect for 2024."
Non-Equity Incentive Plan. For 2024, our NEOs earned cash performance-based bonuses pursuant to the terms set forth in their respective employment agreements as outlined beginning on page 39 of this proxy statement and according to the metrics set forth below. These cash bonuses were paid in February 2025.
ACTUAL RESULTS FOR 2024 ANNUAL INCENTIVE COMPENSATION:

		Named Executive Officer
Actual Results		Phillippe Lord	Hilla Sferruzza	Steven J. Hilton (1)	Clint Szubinski	Malissia Clinton	Javier Feliciano
Adjusted EBITDA (60%)
Actual Results (in thousands)		$1,114,494	$1,114,494	$1,114,494	$1,114,494	$1,114,494	$1,114,494
Target Performance Level (2) (in thousands)	≥	$950,000	$950,000	$950,000	$950,000	$950,000	$950,000
Target Bonus $		$1,800,000	$813,750	$600,000	$1,125,000	$324,000	$225,000
NEO Payout % (3)		210.2%	210.2%	100.0%	210.2%	210.2%	210.2%
NEO Payout $		$3,782,739	$1,710,113	$600,000	$2,364,212	$680,893	$472,842
Number of Home Closings (30%)
Actual Results		15,611	15,611	15,611	15,611	15,611	15,611
Target Performance Level (2)	≥	15,000	15,000	15,000	15,000	15,000	15,000
Target Bonus $		$900,000	$406,875	$300,000	$562,500	$162,000	$112,500
NEO Payout % (3)		161.1%	161.1%	100.0%	161.1%	161.1%	161.1%
NEO Payout $		$1,449,900	$655,476	$300,000	$906,188	$260,982	$181,238
Customer Satisfaction Rating (10%)
Actual Results		95.0%	95.0%	95.0%	95.0%	95.0%	95.0%
Target Performance Level (2)	≥	89.0%	89.0%	89.0%	89.0%	89.0%	89.0%
Target Bonus $		$300,000	$135,625	$100,000	$187,500	$54,000	$37,500
NEO Payout % (3)		250.0%	250.0%	100.0%	250.0%	250.0%	250.0%
NEO Payout $		$750,000	$339,062	$100,000	$468,750	$135,000	$93,750
Total NEO Payout $		$5,982,639	$2,704,651	$1,000,000	$3,739,150	$1,076,875	$747,830
(1) As outlined in his employment agreement, Mr. Hilton’s maximum payout cannot exceed target (or 100%).
(2) As is our practice, performance targets for 2024 were established early in the year. Exiting 2023, home closing margins were still above historical levels, but were expected to decline as homes with elevated land development costs would represent the majority of home closings in 2024, and a higher utilization of rate lock, rate buy downs and other financing incentives were anticipated in order to assist customers overcome affordability concerns related to the volatile interest rate environment. The Adjusted EBITDA Target considered the Number of Home Closings Target, past performance, and general market conditions at that time. The Number of Home Closings Target in 2024 was established with the Company’s long term growth plans in mind. The Customer Satisfaction Rating Target was established with the Company’s long term customer service standards in mind. During 2024, our management team successfully navigated external headwinds by managing core banking and purchasing partner relationships, and introduced a strategic shift to more effectively compete with the resale home market. Those actions resulted in record home closing units and home closing revenue, which yielded achievement of above target annual incentive compensation.
(3) See the table provided on page 39 of this proxy statement for additional information related to the payout percentages as they relate to the targets.

42 MERITAGE HOMES | 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Equity Awards. In 2024, Mr. Lord, Ms. Sferruzza, Messrs. Hilton and Szubinski, Ms. Clinton, and Mr. Feliciano were granted 32,640, 11,382, 6,528, 13,464, 5,992 and 5,384 performance share awards (target level), respectively, related to the Adjusted ROA and rTSR performance metrics. Additionally, they were granted a materially equal amount of time-based shares that cliff vest in 2027, with minor variances due to rounding. The performance share awards related to Adjusted ROA and rTSR vest on the third anniversary of the date of grant, subject to the achievement of the individual performance measures. The table below illustrates the potential performance share awards for 2024 at threshold, target and maximum performance levels for each NEO based on the established performance metrics. For discussion of the restricted stock units and performance share awards that vested in 2024, see the "2024 Stock Awards Vested" table on page 50.
PERFORMANCE BASED AWARDS GRANTED - ADJUSTED ROA and rTSR METRICS:

Name	Approximate Award Fair Value (at Target level) ($)	Below Threshold (Shares) (#)	Threshold (Shares) (#)	Target (Shares) (#) (1) (2)	Maximum (Shares) (#)
Phillippe Lord	$2,500,000	—	16,321	32,642	65,284
Hilla Sferruzza	$871,875	—	5,692	11,384	22,768
Steven J. Hilton	$500,000	—	3,264	6,528	6,528
Clint Szubinski	$1,031,250	—	6,732	13,464	26,928
Malissia Clinton	$459,000	—	2,996	5,992	11,984
Javier Feliciano	$412,500	—	2,693	5,386	10,772
(1)Share amounts reflect the 2-for-1 stock split that was effective on January 2, 2025. Number of shares based on a split-adjusted grant price of $76.59, the closing price on February 22, 2024, the date of grant.
(2)Refer to page 40 of this proxy statement for the relationship between the level of performance and the shares awarded with each level for both Adjusted ROA and rTSR metrics.
Other Benefits. The Company also provided other benefits consistent with our NEOs' employment agreements. These benefits are detailed in footnote (4) to the "Summary Compensation Table" included in this proxy statement.

MERITAGE HOMES | 2025 Proxy Statement 43

COMPENSATION DISCUSSION AND ANALYSIS

2025 Developments
The Compensation Committee annually reviews each NEO’s total compensation relative to market data while considering the responsibilities of their position, their individual performance and tenure. Based on this review of competitive market practices in the homebuilding industry and to reward our NEOs for achievement of extraordinary performance, the compensation changes noted below are effective January 1, 2025.
Base Salary Compensation
The base salary for the executives set forth below will be increased as shown in the table below. The base salary for Messrs. Lord and Hilton did not change.

Executive Officer	Revised Base Salary
Hilla Sferruzza	$800,000
Clinton Szubinski	$800,000
Malissia Clinton	$560,000
Javier Feliciano	$515,000

Performance-Based Cash Incentive and Equity (Non-Cash) Compensation
The target annual cash incentive bonus and target value of equity compensation (non-cash) increased to the amounts noted below. Mr. Hilton's target cash and equity incentive did not change.

Executive Officer	Revised Annual Target Cash Incentive Compensation	Revised Annual Target (non-cash) Equity Incentive Compensation (1)
Phillippe Lord	$3,250,000	$5,500,000
Hilla Sferruzza	$1,400,000	$1,800,000
Clinton Szubinski	$2,000,000	$2,200,000
Malissia Clinton	$560,000	$952,000
Javier Feliciano	$386,250	$849,750

(1) Approximately 50% of the award value is to be comprised of time-based restricted stock units and approximately 50% of the award value is to be comprised of performance-based share awards.
44 MERITAGE HOMES | 2025 Proxy Statement

EXECUTIVE COMPENSATION COMMITTEE REPORT

The following Executive Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference to any Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this report.
Executive Compensation Committee Report
The Executive Compensation Committee of the Board of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our 2024 Annual Report.

THE EXECUTIVE COMPENSATION COMMITTEE
Michael R. Odell—Chair Dana C. Bradford Louis E. Caldera P. Kelly Mooney

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COMPENSATION OF OFFICERS AND DIRECTORS

Compensation of Officers and Directors
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Phillippe Lord,	2024	1,000,000	—	4,927,978	5,982,639	63,517	11,974,134
CEO	2023	900,000	—	4,248,118	5,625,000	62,525	10,835,643
	2022	900,000	—	3,667,484	3,388,441	59,542	8,015,467
Hilla Sferruzza,	2024	775,000	—	1,718,540	2,704,651	47,189	5,245,380
EVP and CFO	2023	725,000	—	1,520,797	3,171,875	56,784	5,474,456
	2022	725,000	—	1,477,117	1,364,789	49,850	3,616,756
Steven J. Hilton,	2024	1,000,000	—	985,568	1,000,000	32,380	3,017,948
Executive Chairman	2023	1,000,000	—	1,048,777	1,000,000	31,412	3,080,189
	2022	1,000,000	—	1,018,757	1,000,000	30,349	3,049,106
Clint Szubinski,	2024	750,000	—	2,032,722	3,739,150	69,466	6,591,338
EVP and COO	2023	650,000	—	1,363,551	4,062,500	68,497	6,144,548
	2022	650,000	—	1,324,263	1,957,766	69,978	4,002,007
Malissia Clinton,	2024	540,000	—	904,639	1,076,875	45,574	2,567,088
EVP, GC and Secretary (1)	2023	515,000	—	864,162	1,287,500	69,909	2,736,571
	2022	364,752	—	589,748	548,216	170,973	1,673,689
Javier Feliciano,	2024	500,000	—	812,997	747,830	56,623	2,117,450
EVP and CPO	2023	430,000	—	676,353	806,250	52,424	1,965,027
	2022	430,000	—	547,542	485,676	54,399	1,517,617
(1)Ms. Clinton joined the Company as Executive Vice President and General Counsel effective April 18, 2022.
(2)The non-vested share grants (performance share awards and restricted stock units) have a fair value equal to the closing price of our stock on the date of the grant, in accordance with the requirements of Accounting Standards Codification Subtopic (“ASC”) 718. For the rTSR portion of performance award shares, fair value is equal to the valuation from the third-party Monte Carlo analysis prepared in conjunction with the grants. Balance includes all performance share awards and restricted stock unit awards granted in the year to our NEOs and not the prorated share of all unvested grants in prior years that vested in the current year. See Note 11 “Stock Based and Deferred Compensation” of our Consolidated Financial Statements included in our 2024 Annual Report for discussion of assumptions used for computing the fair value of awards granted. The amounts included in this column represent the grant-date fair value assuming all performance measures are achieved at the target level of performance (i.e., Adjusted ROA, rTSR), which is considered the probable outcome. The grant date fair value at the maximum performance level for the performance share awards in 2024 is $4,856,159, $1,693,586, $485,588, $2,003,028, $891,424 and $801,272 for Mr. Lord, Ms. Sferruzza, Messrs. Hilton and Szubinski, Ms. Clinton, and Mr. Feliciano, respectively.  Additional detail is also provided in the “2024 Grant of Plan-Based Awards” table. For information on the value of shares earned in 2024 based on 2024 performance, see the tables detailing outstanding equity awards at 2024 fiscal year-end on page 48 of this proxy statement. See "Compensation Discussion and Analysis - Discussion of NEO Compensation - Non-Equity Incentive Plan" for a more complete description of non-equity incentive plan compensation payouts for 2024.
(3)Non-equity incentive plan compensation earned for all years presented was paid subsequent to each respective year-end.
(4)See the following table for more detail.
46 MERITAGE HOMES | 2025 Proxy Statement

COMPENSATION OF OFFICERS AND DIRECTORS

All Other Compensation Table
Year Ended December 31, 2024

Name	Health and Insurance Premiums ($) (1)	401(k) Match ($)	Car Allowance ($)	Other ($)	Total All Other Compensation ($)
Phillippe Lord	52,109	10,350	—	1,058	63,517
Hilla Sferruzza	36,839	10,350	—	—	47,189
Steven J. Hilton	22,030	10,350	—	—	32,380
Clint Szubinski	44,716	10,350	14,400	—	69,466
Malissia Clinton	35,224	10,350	—	—	45,574
Javier Feliciano	46,273	10,350	—	—	56,623
(1)Includes: (i) employer portion of benefits provided to all employees and (ii) life and disability insurance premiums as contemplated in each NEO’s employment agreement if such elections were made.

2024 Grants of Plan-Based Awards

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Phillippe Lord	2/22/2024							32,640	2,499,898
	2/22/2024				16,321	32,642	65,284		2,428,080
	N/A	1,500,000	3,000,000	7,500,000
Hilla Sferruzza	2/22/2024							11,382	871,747
	2/22/2024				5,692	11,384	22,768		846,793
	N/A	678,125	1,356,250	3,390,625
Steven J. Hilton	2/22/2024							6,528	499,980
	2/22/2024				3,264	6,528	6,528		485,588
	N/A	500,000	1,000,000	1,000,000
Clint Szubinski	2/22/2024							13,464	1,031,208
	2/22/2024				6,732	13,464	26,928		1,001,514
	N/A	937,500	1,875,000	4,687,500
Malissia Clinton	2/22/2024							5,992	458,927
	2/22/2024				2,996	5,992	11,984		445,712
	N/A	270,000	540,000	1,350,000
Javier Feliciano	2/22/2024							5,384	412,361
	2/22/2024				2,693	5,386	10,772		400,636
	N/A	187,500	375,000	937,500
(1)Actual non-equity incentive plan payouts for 2024 are discussed in the section "Compensation Discussion and Analysis - Discussion of NEO Compensation - Non-Equity Incentive Plan".
(2)Equity awards granted in 2024 have a three-year cliff vest, subject in the case of performance share awards to achievement of established performance metrics. See "Compensation Discussion and Analysis - Employment Agreements in Effect for 2024 - Long-Term (Equity-Based) Incentive Awards" for a more complete description of equity awards granted in 2024.
(3)The grant-date fair value amounts relating to the performance share awards represent the grant-date fair value assuming the performance measures are achieved at the target level of performance, which is considered the probable outcome. Grant date fair value for the rTSR portion of awards is based on a Monte-Carlo model to assess fair value as of the date of grant. Grant date fair value for the Adjusted ROA awards is based on the closing price of our stock on the date of grant.
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COMPENSATION OF OFFICERS AND DIRECTORS

Outstanding Equity Awards at 2024 Fiscal Year-End

	Stock Awards
				Equity Incentive Plan Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (9)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Phillippe Lord	200,311	(2) (8)	$15,405,919	45,050	$3,464,796
Hilla Sferruzza	75,037	(3) (8)	$5,771,096	15,898	$1,222,715
Steven J. Hilton	41,701	(4) (8)	$3,207,224	9,946	$764,947
Clint Szubinski	73,248	(5) (8)	$5,633,504	16,750	$1,288,243
Malissia Clinton	38,032	(6) (8)	$2,925,041	8,668	$666,656
Javier Feliciano	31,319	(7) (8)	$2,408,744	7,320	$562,981
(1)Computed as the number of shares or units of stock that have not yet vested multiplied by the closing price of the Company’s stock on the last business day of 2024 of $76.91.
(2)Remaining unvested time-based shares vest: 36,518 in February 2025, 37,548 in February 2026, and 32,640 in February 2027. See also Note (8) below.
(3)Remaining unvested time-based shares vest: 14,708 in February 2025, 13,442 in February 2026, and 11,382 in February 2027. See also Note (8) below.
(4)Remaining unvested time-based shares vest: 10,144 in February 2025, 9,270 in February 2026, and 6,528 in February 2027. See also Note (8) below.
(5)Remaining unvested time-based shares vest: 14,566 in February 2025, 12,052 in February 2026, and 13,464 in February 2027. See also Note (8) below.
(6)Remaining unvested time-based shares vest: 6,644 in August 2025, 7,638 in February 2026, and 5,992 in February 2027. See also Note (8) below.
(7)Remaining unvested time-based shares vest: 5,452 in February 2025, 5,978 in February 2026, and 5,384 in February 2027. See also Note (8) below.
(8)Our long-term equity incentive plan awards vest on the third year after grant, but the component of equity awards that are performance-based have a specific annual Adjusted ROA goal which is computed for each fiscal year within the three year vesting period. The table below indicates the shares earned for periods where the measurement period is complete for these specific annual Adjusted ROA goals and thus the number of shares earned has been determined. Shares indicated as vested or vesting in 2025 were earned for the 2022, 2023 and 2024 performance periods and represent grants awarded in 2022; shares indicated as vesting in 2026 were earned for the 2023 and 2024 performance periods and represent grants awarded in 2023; and shares indicated as vesting in 2027 were earned for the 2024 performance period and represent grants awarded in 2024.

Name	Vested in February 2025 or Vesting in August 2025 (#) (a)	Vesting in February 2026 (#)	Vesting in February 2027 (#)	Total Earned but not Vested Performance Share Awards as of December 31, 2024 (#)
Phillippe Lord	47,387	32,875	13,343	93,605
Hilla Sferruzza	19,086	11,766	4,653	35,505
Steven J. Hilton	9,907	4,328	1,524	15,759
Clint Szubinski	17,110	10,551	5,505	33,166
Malissia Clinton	8,623	6,686	2,449	17,758
Javier Feliciano	7,074	5,230	2,201	14,505
(a) As of December 31, 2024, all performance award shares granted in 2022 for the performance periods from 2022 through 2024 were earned and payable based on the achievement of performance metrics for each applicable performance period as set forth below. These shares all vested in February 2025, the third anniversary of the date of grant, except for Ms. Clinton whose shares will vest in August 2025, the third anniversary of the date of grant.
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COMPENSATION OF OFFICERS AND DIRECTORS

Metric	Performance Period	Target	Actual	Payout %
Relative TSR percentile	2022-2024 cumulative 3 year	50.0	46.1	92.2%

Adjusted ROA	2024	10.0%	13.8%	137.6%
	2023	10.0%	15.2%	150.0%
	2022	10.0%	20.7%	150.0%
(9) Represents unearned performance award shares that vest (at target value) as follows:

Name	Vesting in February 2026 (#)	Vesting in February 2027 (#)	Total Unearned and Unvested as of December 31, 2024 (#)
Phillippe Lord	20,024	25,026	45,050
Hilla Sferruzza	7,170	8,728	15,898
Steven J. Hilton	4,942	5,004	9,946
Clint Szubinski	6,428	10,322	16,750
Malissia Clinton	4,074	4,594	8,668
Javier Feliciano	3,190	4,130	7,320

MERITAGE HOMES | 2025 Proxy Statement 49

COMPENSATION OF OFFICERS AND DIRECTORS

2024 STOCK AWARDS VESTED
The table below sets forth the number and value of shares vested in 2024, giving effect to the Stock Split. 3,602 of Mr. Szubinski's vested shares relate to awards that were granted prior to his appointment as COO. Ms. Clinton joined the Company in April 2022, and therefore had no stock awards vest in 2024. Her first vest is scheduled to occur in August 2025. For discussion of the performance share awards earned in 2024 with a subsequent vest date in 2024, see the supplemental tables within "Outstanding Equity Awards at 2024 Fiscal Year-End" table on page 48.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Phillippe Lord	84,068	$6,709,047
Hilla Sferruzza	38,148	$3,044,401
Steven J. Hilton	23,620	$1,884,994
Clint Szubinski	37,512	$2,995,914
Javier Feliciano	14,126	$1,127,325
(1)Includes performance share awards vested in February 2024 as a result of the achievement of performance goals as summarized in the table below. Adjusted ROA performance metrics and achievement were set and calculated annually, whereas the rTSR performance metrics were set and measured with a cumulative three year performance period. Where actual results fell between the performance levels, shares vested were calculated based on linear interpolation.

		Shares Vested
	Performance Measurement Year
Name		Adjusted ROA (1)	rTSR (2)	Total
Phillippe Lord	2023	12,298	12,036	24,334
	2022	12,298	—	12,298
	2021	12,300	—	12,300
	Total	36,896	12,036	48,932
Hilla Sferruzza	2023	5,580	5,464	11,044
	2022	5,580	—	5,580
	2021	5,580	—	5,580
	Total	16,740	5,464	22,204
Steven J. Hilton	2023	2,756	3,544	6,300
	2022	2,756	—	2,756
	2021	2,754	—	2,754
	Total	8,266	3,544	11,810
Clint Szubinski	2023	4,960	4,856	9,816
	2022	4,960	—	4,960
	2021	4,962	—	4,962
	Total	14,882	4,856	19,738
Javier Feliciano	2023	2,066	2,024	4,090
	2022	2,068	—	2,068
	2021	2,064	—	2,064
	Total	6,198	2,024	8,222
(1)Actual results achieved for Adjusted ROA and the target Adjusted ROA are shown in the following table.

Year	Target Adjusted ROA	Actual Adjusted ROA
2023	10.0%	15.2%
2022	10.0%	20.7%
2021	9.0%	20.7%
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COMPENSATION OF OFFICERS AND DIRECTORS

(2)The 2021 rTSR awards were based on a cumulative three-year rTSR goal. The actual cumulative rTSR at the end of the three year period was the 57.1st percentile and the target rTSR was the 50.0th percentile.

(2)Amounts are calculated by multiplying the number of shares underlying the awards by our closing stock price on the date of vesting, or if the stock market was closed on the date of vesting, by our closing price on the next business day the stock market was open.

Nonqualified Deferred Compensation Plans
We offer a non-qualified deferred compensation plan (“deferred compensation plan”) to our NEOs as well as other highly compensated employees in order to allow them additional pre-tax income deferrals above and beyond the limited caps that qualified plans, such as 401(k) plans, impose on highly compensated employees. The deferred compensation plan allows eligible participants to defer up to 75% of their base salary and up to 100% of their qualifying bonus and performance-based compensation.  The deferred compensation plan also allows for discretionary employer contributions, although to date all contributions to the plan have been funded by the employees and we do not currently offer a contribution match. Employee deferrals are deemed 100% vested upon contribution. Distributions from the Plan will be made upon retirement, either in a lump sum occurring six months after separation, or in annual installments from five to fifteen years commencing upon normal retirement (upon reaching age 55 and completing ten years of service). Distributions may also be made upon death, separation of service, in-service distribution after 5 years or upon the occurrence of an unforeseeable emergency.

Participants in the deferred compensation plan are entitled to select from a wide variety of investments available under the plan and will be allocated gains or losses based upon the performance of the investments selected by the participant.  All gains or losses are allocated fully to plan participants and the Company does not guarantee a rate of return on deferred balances. The below table reflects activity for our NEOs that participated in the deferred compensation plan during 2024.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
Hilla Sferruzza	1,400,146	—	527,702	(106,300)	4,182,115
Clint Szubinski	—	—	60,712	(28,211)	274,148
Javier Feliciano	120,938	—	24,951	—	223,442
(1)Meritage does not provide matching contributions.
(2)These amounts do not include any above-market or preferential earnings. Accordingly, these amounts are not reported in the Summary Compensation Table.
(3)All amounts in this column that represent executive contributions have been reported as compensation to the NEO in the Summary Compensation Table in the year of contribution, except for any contributions made prior to becoming an NEO.

Potential Payments upon Termination or Change of Control Summary
We have entered into an Executive Severance Plan (the "Severance Plan") with our executives. Under the Severance Plan, our NEOs are entitled to severance payments and other benefits in the event of certain types of terminations. These benefits can include cash payments, continuation of insurance benefits and the acceleration of outstanding stock options, restricted stock units and performance share awards.
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COMPENSATION OF OFFICERS AND DIRECTORS

Following is a summary of the severance and change of control provisions that were in effect on December 31, 2024.

	Voluntary Resignation by Officer Without Good Reason or Termination by the Company With Cause	Voluntary Resignation by Officer With Good Reason or Termination by the Company Without Cause (1)	Death or Disability	Retirement (2)	In Connection with Change In Control (3)
Base salary and paid time off through date of termination	X	X	X	X	X
Pro-rata annual cash incentive bonus for period in which termination occurs based on actual performance achieved		X		X
Target annual cash incentive bonus for the performance period in which the termination occurs			X
Pro-rata target annual cash incentive bonus for the performance period in which the termination occurs					X
Service based (time based) awards and restricted stock units that are outstanding shall immediately vest and become unrestricted			X	X	X
100% of performance share awards (or restricted stock units) shall immediately vest and become unrestricted (4)					X
Previously granted performance share awards that have not vested will immediately vest and become unrestricted following the end of the applicable performance period based on actual performance achieved			X	X
Any outstanding and vested stock options will remain exercisable as provided by in the original equity awards (5) (6)		X	X
Any outstanding and unvested stock options will immediately vest and will remain exercisable for the 12 months following the termination date. (7)			X	X	X
Payment for health coverage equal to 100% of monthly COBRA premium for 24 months		X			X
Severance payment equal to a multiplier based on the respective role at time of termination times the executive officer’s base salary plus a multiplier based on the respective role at time of termination times the target bonus in the year of termination (8)
		X			X
(1)If the executive whose employment is being terminated by the Company without cause satisfies the service requirements for retirement as described in Note (2) below, the executive may elect to receive retirement benefits.
(2)In order to qualify for the above retirement termination benefits, in addition to any time restrictions as contemplated in each individual employment agreement, executive must complete 15 cumulative years as an executive officer (as defined by the Severance Plan) or member of the Board. As of this date of this proxy filing, only Mr. Hilton has satisfied the service requirements to be eligible for retirement termination benefits.
(3)Voluntary resignation with good reason must take place within the time period as defined in the Severance Plan with respect to a change-in- control.
(4)In the event the performance share awards are to vest based on achievement of future performance, vesting calculation is to assume target levels had been achieved for the performance criteria.
(5)Upon termination for cause, any outstanding and vested stock options shall be cancelled as of the termination date.
(6)In the event of death or disability, stock options will remain exercisable until the 12 month anniversary of the termination date; provided, however, that the post-termination exercise period for any individual stock option will not extend beyond the earlier of its original maximum term or the tenth anniversary of the original date of grant.
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(7)In the event of retirement, any outstanding and unvested stock options will immediately vest and will remain exercisable for the remainder of the original term, but not later than the tenth anniversary of original date of grant.
(8)The multiplier in the event of voluntary resignation with good cause or termination without cause is 200% for Mr. Lord, 0% for Mr. Hilton, and 125% for the rest of the NEOs, and the multiplier in a change-in-control event is 300% for Messrs. Lord and Hilton and 200% for the rest of the NEOs. In addition, the severance payment for Ms. Sferruzza and Mr. Feliciano in a non change-in-control event has a minimum payment of $2,000,000 and $1,137,500, respectively.

Other Matters Regarding the Employment Agreements and Severance Plan
The term “Cause” is defined in the employment agreements and the Severance Plan. The terms "Good Reason" and "Change in Control" are defined in the Severance Plan.
All severance payments under the employment agreements and Severance Plan are conditioned upon the delivery and non-revocation of a customary release by the executive.
Each of the employment agreements and the Severance Plan are structured so that the executive is entitled to the greater benefit under the two agreements but is not entitled to duplicative benefits.
Each of the employment agreements and the Severance Plan include customary provisions concerning the timing, limitation and alteration of payments to comply with Section 409A of the Internal Revenue Code of 1986, as amended.
Consistent with the SEC’s rules and regulations concerning executive compensation disclosure, the potential value of each executive’s benefits assumes that the termination occurred on December 31, 2024, and accordingly, the value of the acceleration of stock vestings is computed based on the closing stock price of $76.91 on the last business day of 2024. Total termination benefits represent payments for severance, non-compete and non-disclosure covenants. The potential values set forth below do not include the value of the balances under the deferred compensation plan discussed in the section "Nonqualified Deferred Compensation Plans." The summary below reflects the terms of the NEOs’ employment agreements and the Severance Plan that were in effect on December 31, 2024, and the actual expense that would be recognized by the Company in the event of a severance event may differ materially from the numbers presented as a result of the required computation in accordance with generally accepted accounting principles for stock compensation expense.

Executive Officer	Voluntary Resignation by Officer Without Good Reason or Termination by the Company With Cause	Voluntary Resignation by Officer With Good Reason or Termination by the Company Without Cause (1)	Death or Disability	Retirement	In Connection with Change In Control
Phillippe Lord	$—	$14,018,001	$21,870,715	$24,853,354	$33,906,077
Hilla Sferruzza	$—	$5,404,076	$8,350,061	$9,698,462	$12,647,923
Steven J. Hilton	$—	$3,035,360	$4,972,171	$4,972,171	$11,007,531
Clint Szubinski	$—	$7,055,762	$8,796,746	$10,660,896	$14,082,108
Malissia Clinton	$—	$2,446,321	$4,131,697	$4,668,572	$6,311,143
Javier Feliciano	$—	$1,876,942	$3,346,725	$3,719,555	$5,132,087
(1)The amounts presented include cash bonuses earned for fiscal 2024, but not paid as of December 31, 2024. In addition to the table above, the amount of bonuses earned and not paid are presented separately as 2024 compensation in the Summary Compensation Table on page 46.

Pay Ratio Disclosure
Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank"), the SEC requires annual disclosure of the ratio of the annual total compensation of the individual identified as the median paid employee (other than the CEO) to the annual total compensation of the CEO. Our pay ratio disclosure is presented below:

Median Employee annual total compensation (other than the CEO)	$135,529
CEO annual total compensation	$11,974,134
Ratio of CEO to Median Employee Compensation	88:1

For 2024, we used the same median employee as the one identified in 2023, as there have been no material changes to our employee population or employee compensation arrangements. We identified the median employee by preparing a listing of all employees (excluding the CEO) and their annual cash compensation as of December 31, 2023 inclusive of base salary and bonus. Wages and salaries and bonuses were annualized for those permanent employees that were not employed for the full
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COMPENSATION OF OFFICERS AND DIRECTORS

year of 2023. For the fiscal year ended December 31, 2024, we calculated the median employee's total compensation using the same methodology that we used to calculate the total compensation for our CEO in the Summary Compensation Table on page 46 of this Proxy Statement.

Director Compensation
When establishing and reviewing our director's compensation, the Compensation Committee considers the level of work and involvement the directors have with our business. The Compensation Committee also considers compensation paid to directors in the marketplace generally and at our peer group companies and considers advice from its independent compensation consultant.
We believe that non-employee director compensation paid primarily in the form of equity awards highly aligns the board members with the interests of the stockholders of the Company. In 2024, approximately 75% of the compensation paid to non-employee directors in the aggregate was in the form of equity awards. Cash compensation paid to directors as a percentage of total compensation has been relatively flat for more than five years.
As of December 31, 2024, our non-employee directors were entitled to receive the following annual cash compensation:

Board Retainer	$50,000
NGS Committee Chair Retainer (1)	$25,000
Audit Committee and Compensation Committee Chair Retainer	$30,000
Committee Member Retainer (Audit Committee, Compensation Committee and NGS Committee)	$10,000
Lead Director Retainer	$40,000

(1) In February 2025, the committee chair retainer for the NGS Committee was increased to $30,000.

During 2024, each of our directors received a grant of 3,000 shares of restricted stock units, except for Ms. Lantz who was appointed in October 2024 and therefore received a pro-rata award of 750 shares, and Ms. Williams who was not awarded any shares as she was not appointed until January 2025. These shares cliff vest on the third anniversary of the grant date, except for Messrs. Keough, Caldera and Arriola, and Mss. Mooney and Lantz whose shares vest on the first anniversary of the grant date. Board members appointed after 2019 receive annual equity award grants with a one-year vesting period.
The 2024 non-employee director compensation is set forth below. The compensation of Messrs. Hilton and Lord is set forth in the Summary Compensation Table. They received no additional compensation for their duties as a member of the Board.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Peter L. Ax	130,000	229,770	359,770
Dana C. Bradford	70,000	229,770	299,770
Michael R. Odell	80,000	229,770	309,770
Deb Henretta	82,500	229,770	312,270
Joseph Keough	60,000	229,770	289,770
P. Kelly Mooney	70,000	229,770	299,770
Louis E. Caldera	60,000	229,770	289,770
Dennis V. Arriola	60,000	229,770	289,770
Erin Lantz (3)	12,500	66,630	79,130
Geisha Williams (4)	—	—	—
(1)Committee and chair fees are paid to directors on a quarterly basis.
(2)See Note 11 “Stock Based and Deferred Compensation” of our Consolidated Financial Statements included in our 2024 Annual Report for discussion of the assumptions used for computing the fair value of awards granted. As required, the calculation is equal to the fair value of the award on the date of grant multiplied by the total number of awards granted in 2024, not the proportionate share of all existing unvested awards that vested in the current year.
(3)Ms. Lantz was appointed to the Board on October 14, 2024, and was appointed to the Audit Committee on November 21, 2024.
(4)Ms. Williams was appointed to the Board on January 6, 2025 and therefore did not receive any compensation during 2024.
We reimburse directors for out-of-pocket expenses incurred in attending Board and committee meetings and we also reimburse certain directors for charter aircraft service or other travel and lodging-related expenses. During 2024, we made reimbursements of approximately $7,050, $4,602, $2,023, $4,268, $2,414, $5,947, $4,898, $6,256, and $1,940 to Mss. Henretta, Mooney and Lantz, and Messrs. Bradford, Odell, Keough, Caldera, Arriola and Ax, respectively.
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COMPENSATION OF OFFICERS AND DIRECTORS

At December 31, 2024, Messrs. Ax, Bradford, and Odell, and Ms. Henretta each had 12,200 outstanding unvested equity awards, Messrs. Keough, Caldera and Arriola, and Ms. Mooney each had 3,000 outstanding unvested equity awards and Ms. Lantz had 750 outstanding unvested equity awards.

Pay versus Performance
In August 2022, pursuant to a mandate of Dodd-Frank commonly referred to as "Pay versus Performance", the SEC adopted a rule (the "SEC rule") requiring registrants to provide a clear description of (1) the relationship between executive compensation actually paid ("CAP") to the Company's NEOs (including the principal executive officer or person acting in a similar capacity during the last completed fiscal year ("PEO")) and certain financial performance of the Company, and (2) the relationship between the Company's TSR and the TSR of a peer group chosen by the Company. The following table provides information regarding CAP to our PEO and non-PEO NEOs during each of the past five fiscal years, as well as total shareholder return, net earnings, and Adjusted ROA. Our Compensation Committee did not rely on this analysis in its decision making process. See “Compensation Discussion and Analysis" for a comprehensive discussion of our executive compensation program and philosophy.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO (1)	CAP to PEO (1) (3) (4)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average CAP to Non-PEO NEOs (2) (4)	Cumulative Total Shareholder Return (5)	Cumulative Peer Group Total Shareholder Return (5)	Net Earnings (in thousands) (6)	Company Selected Measure (Adjusted ROA) (6)
2024	$11,974,134	$10,220,556	$3,907,841	$3,387,106	$256.62	$252.18	$786,186	13.8%
2023	$10,835,643	$21,890,383	$3,880,158	$6,897,989	$286.83	$254.57	$738,748	15.2%
2022	$8,015,467	$5,124,002	$2,771,835	$1,463,392	$150.88	$142.70	$992,192	20.7%
2021	$7,915,603	$13,521,596	$3,765,401	$6,630,450	$199.74	$184.74	$737,444	20.7%
2020	$9,557,390	$15,676,557	$3,283,577	$5,296,314	$135.53	$122.47	$423,475	13.9%
(1) For the years 2021 through 2024, our PEO is Phillippe Lord and for 2020, our PEO was Steven J. Hilton, as they served as the Company's CEO during those respective years.
(2) Non-PEO NEOs include: Hilla Sferruzza, Steven J. Hilton, Clint Szubinski, Malissia Clinton and Javier Feliciano in 2024, 2023 and 2022; Hilla Sferruzza, Steven J. Hilton, Clint Szubinski, C. Timothy White (our Former Executive Vice President, General Counsel and Secretary) and Javier Feliciano in 2021; and Phillippe Lord, Hilla Sferruzza, C. Timothy White and Javier Feliciano in 2020.
(3) Adjustments to the Summary Compensation Table Total to arrive at CAP for PEO are shown below. No adjustments were necessary for defined benefit and pension plans, dividends or forfeitures.

Year	Summary Compensation Table Total for PEO	Less: Grant Date Fair Value of Equity Awards Granted in Fiscal Year	Plus: Increase/(Decrease) in Fair Value of Equity Vested during Fiscal Year	Plus: Increase/(Decrease) in Fair Value of Unvested Equity at Fiscal Year-End (Current Year Awards)	Plus: Increase/(Decrease) in Fair Value of Unvested Equity at Fiscal Year-End (Prior Year Awards)	CAP to PEO
2024	$11,974,134	$(4,927,978)	$(612,858)	$5,382,084	$(1,594,826)	$10,220,556
2023	$10,835,643	$(4,248,118)	$530,043	$7,473,949	$7,298,866	$21,890,383
2022	$8,015,467	$(3,667,484)	$(1,235,030)	$3,642,886	$(1,631,837)	$5,124,002
2021	$7,915,603	$(2,956,519)	$97,238	$4,562,638	$3,902,636	$13,521,596
2020	$9,557,390	$(3,513,685)	$751,280	$4,350,566	$4,531,006	$15,676,557
(4) Adjustments to the Summary Compensation Table Total to arrive at CAP for Non-PEO NEOs are shown below. No adjustments were necessary for defined benefit and pension plans, dividends or forfeitures.
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PAY VERSUS PERFORMANCE

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Less: Average Grant Date Fair Value of Equity Awards Granted in Fiscal Year	Plus: Average Increase/(Decrease) in Fair Value of Equity Vested during Fiscal Year	Plus: Average Increase/(Decrease) in Fair Value of Unvested Equity at Fiscal Year-End (Current Year Awards)	Plus: Average Increase/(Decrease) in Fair Value of Unvested Equity at Fiscal Year-End (Prior Year Awards)	Average CAP to Non-PEO NEOs
2024	$3,907,841	$(1,290,893)	$(164,892)	$1,392,235	$(457,185)	$3,387,106
2023	$3,880,158	$(1,094,728)	$273,493	$1,888,288	$1,950,778	$6,897,989
2022	$2,771,835	$(991,485)	$(660,564)	$989,330	$(645,724)	$1,463,392
2021	$3,765,401	$(976,923)	$276,939	$1,366,073	$2,198,960	$6,630,450
2020	$3,283,577	$(1,167,705)	$309,118	$1,445,912	$1,425,412	$5,296,314
(5) We have elected to use the Dow Jones US Home Construction Index as our peer group. The graphs below illustrate the relationship between our cumulative TSR and peer group TSR, and the relationship between our CAP and the cumulative TSR for both the Company and our peer group.
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PAY VERSUS PERFORMANCE
(6) The relationships between CAP and Net Earnings and CAP and Adjusted ROA are illustrated in the following graphs. Adjusted ROA is calculated as Net Earnings divided by the average of five trailing quarters Total Assets, less Cash and Cash Equivalents. Net Earnings is adjusted for specific and predetermined items, including the add back of NEO compensation. Our Adjusted ROA as it relates to CAP is demonstrated below.
Our most important metrics impacting CAP for the year ending December 31, 2024 are:

Metric
rTSR
Adjusted ROA
Adjusted EBITDA
Number of Home Closings
Customer Satisfaction Rating
MERITAGE HOMES | 2024 Proxy Statement 57

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Securities Authorized for Issuance Under Equity Compensation Plans
The following table summarizes the securities to be issued and available to be issued under all of our equity compensation plans as of December 31, 2024:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	1,256,932	N/A	2,293,956
Equity compensation plans not approved by stockholders	—	N/A	—
Total	1,256,932	N/A	2,293,956
(1)Balance includes 1,004,406 time-based restricted stock awards and units, and 252,526 performance share awards (at target level). Assuming maximum performance level is achieved for the performance share awards, an additional 183,780 shares are subject to outstanding awards (total number of securities to be issued upon vesting of outstanding awards of 1,440,712, which results in 2,110,176 shares remaining available for future issuance).
(2)The outstanding equity awards are time-based restricted stock awards and units and performance share awards which do not have an exercise price.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Delinquent Section 16(a) Reports
Executive officers and directors, as well as persons who beneficially own more than ten percent of our common stock, must file initial reports of ownership and changes in ownership with the SEC under Section 16(a) of the Exchange Act. SEC regulations require these reporting persons to furnish us with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC. Based solely on our review of the copies of such forms furnished to us, or representations that no forms were required, we believe that during 2024 all of our officers and directors complied with all filing requirements of Section 16(a) of the Exchange Act.

MERITAGE HOMES | 2024 Proxy Statement 59

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions
Meritage maintains a written policy concerning conflict of interest transactions that generally applies, among other things, to transactions between the Company and related persons, including employees, officers and directors, and applies to direct and indirect relationships and transactions. Because of the nature of our business, which involves the ownership, development, construction and sale of real estate and single family homes, our policy was carefully constructed to capture transactions and relationships between the Company or its competitors, and related persons and relationships between employees, directors, suppliers, vendors, subcontractors (“trades”) and others. At the same time, we are mindful to not inadvertently create the potential for conflicts relating to transactions that are primarily of a personal nature and do not involve the Company, or conflict with its business (for example, the construction of a vacation home or the purchase of a home from the Company pursuant to our home purchase policy that is available to most employees).
For transactions not exempted from the policy, Meritage’s policy requires that designated members of senior management must review and approve any transaction between a covered person (i.e., employees, officers and directors) and the Company, or between a covered person and a trade contractor. The policy provides that the Company’s legal and internal audit departments are to be involved in the review and approval process. For transactions involving directors or executive officers (including the officers named in this proxy statement), the proposed transaction must be approved in advance by the Audit Committee of the Board. Real estate transactions between the Company and related persons are subject to strict scrutiny.
The transactions listed below were approved by the Audit Committee of the Board pursuant to the policy.
We currently charter aircraft services from companies that use Mr. Hilton's private plane. Payments made to these companies are at arms-length transaction prices and were as follows (in thousands):

	Year Ended December 31,
	2024	2023	2022
Air Charter Services	$350	$532	$383

MERITAGE HOMES | 2024 Proxy Statement 60

INDEPENDENT AUDITORS

Independent Auditors
Deloitte & Touche LLP has served as our principal independent registered public accounting firm since 2004. We expect representatives of Deloitte & Touche LLP to be present at our 2025 Annual Meeting of Stockholders to respond to appropriate questions, and they will be given an opportunity to make a statement if they desire to do so.
The following table presents fees for professional accounting services rendered by our principal accountant for the audit of our annual financial statements for 2024 and 2023, and fees billed for other services rendered.

	2024	2023
Audit fees (1)	$1,373,650	$1,240,000
Audit-related fees	—	—
Audit and audit-related fees	$1,373,650	$1,240,000
Tax fees (2)	90,000	12,000
All other fees	—	—
Total fees	$1,463,650	$1,252,000

(1) Audit fees consisted principally of fees for audit and review services. In 2024 and 2023, audit fees includes $70,000 and $15,000, respectively, for services related to expert consents provided in connection with SEC filings.

(2) Tax fees consisted primarily of limited tax consulting services which were pre-approved by the Audit Committee.

Each year, the Audit Committee approves the annual audit engagement in advance. The Audit Committee also has established procedures to pre-approve all non-audit services provided by the principal independent registered public accounting firm. All services provided by the principal independent registered public accounting firm in 2024 and 2023 were pre-approved in accordance with the Audit Committee's procedures.

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INDEPENDENT AUDITORS

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report.
Report of the Audit Committee
We have reviewed Meritage’s audited consolidated financial statements for the fiscal year ended December 31, 2024 and met with both management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, to discuss those consolidated financial statements. Management has represented to us that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We have also reviewed, and discussed with management and Deloitte & Touche LLP, management’s report and Deloitte & Touche LLP’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. We have received from, and discussed with, Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding independence. These items related to that firm’s independence from Meritage. We also discussed with Deloitte & Touche LLP those matters required to be discussed by Statement on Auditing Standards No. 114, as amended, “The Auditor’s Communication With Those Charged With Governance” and Rule 2-07 of Regulation S-X “Communication with Audit Committees.” Based on these reviews and discussions, we recommended to the Board of Directors that Meritage’s audited financial statements be included in its 2024 Annual Report.

THE AUDIT COMMITTEE

Peter L. Ax—Chair Dana C. Bradford Joseph Keough Erin Lantz

MERITAGE HOMES | 2024 Proxy Statement 62

STOCKHOLDER PROPOSALS, DIRECTOR NOMINATIONS AND OTHER ITEMS OF BUSINESS

Stockholder Proposals, Director Nominations and Other Items of Business
If any stockholder would like to make a proposal at our 2026 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act, we must receive it no later than December 12, 2025 in order that it may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.
As discussed in the section “Corporate Governance and Board Matters-The Board and Board Committees-Director Nomination Process-Proxy Access,” our Bylaws permit an eligible stockholder, or a group of up to 20 stockholders, that has continuously owned at least three percent of the Company’s outstanding shares of common stock for three years to include in the Company’s proxy materials director nominations of up to 20% (rounded to the nearest whole number) of the number of directors constituting the class up for election at any Annual Meeting.  Notice of proxy access director nominees must be submitted timely and include the information required under our Bylaws. To be timely, a proxy access nomination must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company, not earlier than the 150th day nor later than 5:00 p.m. Eastern Time on the 120th day prior to the first anniversary of the date of the mailing of this proxy statement, which is expected to occur on or about April 11, 2025; provided, however, that in the event that the date of the 2026 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of this year’s Annual Meeting, which is to be held on May 22, 2025, notice by the stockholder must be delivered not earlier than the 150th day prior to the date of such Annual Meeting and not later than 5:00 p.m. Eastern Time on the later of the 120th day prior to the date of such Annual Meeting or the tenth day following the date on which public announcement of the date of such meeting is first made. The postponement or adjournment of an annual meeting (or the public announcement thereof) will not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
Proposals to be presented at the 2026 Annual Meeting that are not intended for inclusion in our proxy statement, including director nominations not made pursuant to the proxy access provisions in the Company's Bylaws, must be submitted in accordance with our Bylaws. To be timely, a stockholder’s notice of such a proposal must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company, not earlier than the 150th day nor later than 5:00 p.m. Eastern Time on the 120th day prior to the first anniversary of the date of the mailing of this proxy statement, which is expected to occur on or about April 11, 2025; provided, however, that in the event that the date of the 2026 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of this year’s Annual Meeting, which is to be held on May 22, 2025, notice by the stockholder must be delivered not earlier than the 150th day prior to the date of such Annual Meeting and not later than 5:00 p.m. Eastern Time on the later of the 120th day prior to the date of such Annual Meeting or the tenth day following the date on which public announcement of the date of such meeting is first made. The postponement or adjournment of an annual meeting (or the public announcement thereof) will not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. In addition to the requirements in our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Company nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 13, 2026.
A nomination or other proposal will be disregarded if it does not comply with the above procedures.
Stockholder proposals and director nominations and other items of business should be submitted to:

Meritage Homes Corporation
18655 North Claret Drive Suite 400
Scottsdale, Arizona 85255
Attn: Secretary

MERITAGE HOMES | 2024 Proxy Statement 63

FORWARD-LOOKING STATEMENTS

Forward-Looking Statements
This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements made concerning our strategies and plans; statements made in the CD&A section of this proxy statement regarding the benefits of our strategy and trends in the homebuilding industry; future compensation actions or events; our strategy and opportunities and the anticipated effects of our compensation structure and programs; and our intentions with respect to the classification structure and composition of the Board. Meritage undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect Meritage’s business, particularly those mentioned under the heading “Risk Factors” in Meritage’s 2024 Annual Report, and in the periodic reports that Meritage files with the SEC on Form 10-Q.

MERITAGE HOMES | 2024 Proxy Statement 64

ANNUAL REPORT ON FORM 10-K AND OTHER MATTERS

Annual Report on Form 10-K and Other Matters
The Board is not aware of any other matters to be presented at the Annual Meeting. If any other business should properly come before the meeting, the proxy holders will vote according to their best judgment.
A copy of the Company’s 2024 Annual Report may be viewed and downloaded from investors.meritagehomes.com, may be requested via email through such website or may be requested telephonically at 480-515-8100. The 2024 Annual Report is not considered to be proxy solicitation material.
Upon request, the Company will provide by first class mail, to each stockholder of record on the record date, without charge, a copy of this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including the required financial statements and financial statement schedules. Written requests for this information should be directed to: Corporate Secretary, Meritage Homes Corporation, 18655 North Claret Drive, Suite 400, Scottsdale, AZ 85255.
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. A number of brokers have instituted householding of proxy materials unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like only one copy per household, you should contact your intermediary or other holder of record, or you may contact the Secretary of the Company at the address above or by calling (480) 515-8100.

MERITAGE HOMES | 2024 Proxy Statement 65

MERITAGE HOMES CORPORATION
Annual Meeting of Stockholders May 22, 2025
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The stockholder(s) signing below hereby appoint(s) Phillippe Lord, Steven J. Hilton and Malissia Clinton, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MERITAGE HOMES CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 8:00 AM PT on May 22, 2025, and any adjournment or postponement thereof. In order to attend the meeting, you must register at https://web.viewproxy.com/meritage/2025 by 11:59 p.m. EDT on May 21, 2025. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. Further directions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the section titled “Proxy Summary - General Information.”
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT, “FOR” EACH OF THE PROPOSALS 2, 3, AND 4, "AGAINST" PROPOSAL 5, AND AT THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER(S) THAT PROPERLY COME BEFORE THE MEETING, OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
CONTINUED AND TO BE SIGNED ON REVERSE

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  ▲
Important Notice Regarding the Availability of Proxy Materials for Shareholder Meeting
To Be Held Virtually on May 22, 2025. The Proxy Statement and our 2024 Annual
Report to Stockholders are available at www.allianceproxy.com/meritagehomes/2025

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NAMED IN THE PROXY STATEMENT, AND “FOR” PROPOSALS 2, 3 AND 4.
1. Election of six Class II directors and one Class I director.					2. Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year.
		FOR	AGAINST	ABSTAIN	☐ FOR ☐ AGAINST ☐ ABSTAIN
01	Dennis V. Arriola	☐	☐	☐	3. Advisory vote to approve compensation of the Company's Named Executive Officers ("Say on Pay").
02	Peter L. Ax	☐	☐	☐	☐ FOR ☐ AGAINST ☐ ABSTAIN
03	Joseph Keough	☐	☐	☐	4. Vote to approve an amendment to the Company's Restated Articles of Incorporation to declassify the Board of Directors.
04	Erin Lantz	☐	☐	☐	☐ FOR ☐ AGAINST ☐ ABSTAIN
05	Phillippe Lord	☐	☐	☐
06	Michael R. Odell	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST" PROPOSAL 5.
07	Geisha Williams	☐	☐	☐	5. Shareholder proposal to support transparency in political spending.
☐ FOR ☐ AGAINST ☐ ABSTAIN

NOTE: The conduct of any other business that may properly come before the meeting or any adjournment or postponement thereof.
I plan to attend the meeting ☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Date:

Signature

Signature (if held jointly)
VIRTUAL CONTROL NUMBER

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VIRTUAL CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit Virtual Control Number ready when voting by Internet or Telephone or when voting during the virtual Annual Meeting

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet:	Vote Your Proxy by Phone:	Vote Your Proxy by Mail:
Go to www.AALvote.com/MTH	Call 1 (866) 804-9616
Have your proxy card available	Use any touch-tone telephone to	Mark, sign, and date your proxy
when you access the above	vote your proxy. Have your proxy	card, then detach it, and return it
website. Follow the prompts to	card available when you call.	in the postage-paid envelope
vote your shares.	Follow the voting instructions to	provided.
vote your shares.